Exhibit 10.1

*** Confidential Treatment Requested Under 17 C.F.R. Section 240.24b-2

Elixir Group Limited

and

Melco International Development Limited

and

Stargames Corporation Pty Ltd

ACN 001 660 537

ABN 69 001 660 537

and

Shuffle Master Inc

Asia Representative Agreement

***Confidential Treatment Requested

i

12	Orders and deliveries		23

	12.1	Order Forms	23
	12.2	Deliveries	24
	12.3	[***] Adjustment	24
	12.4	Accepted Order Forms	24
	12.5	Products manufactured in Australia	24
	12.6	Stargames’ rights	25
	12.7	Advance payment or credit	25

13	Manufacture of Relevant Gaming Machines		25

	13.1	Stargames to initially manufacture Relevant Gaming Machines	25
	13.2	Representative to be able to monitor manufacturing	25
	13.3	No Obligation	25
	13.4	Representative’s ability to commence manufacturing	26
	13.5	Ownership of Manufacturing Plant	26
	13.6	Limitation on Representative’s ability to manufacture	26
	13.7	Products warranty	27
	13.8	Manufacture of Relevant Table Gaming Products	27

14	Payments for Relevant Gaming Machines		27

	14.1	Royalties	27
	14.2	Payment of Cost and Royalty	27
	14.3	Minimum Royalty	28
	14.4	Audit Rights	28
	14.5	Stargames [***]	28
	14.6	Changes to the Gaming Machine Cost	29

15	Payments for Relevant Table Gaming Products		29

	15.1	Table Gaming Product Prices	29
	15.2	[***] Table Gaming Products	29
	15.3	Changes to the Relevant Table Gaming Product Distribution Price	30
	15.4	Audit Rights	30

16	Ownership and protection of Intellectual Property		30

	16.1	Pre-Existing Intellectual Property	30
	16.2	Improvements	30

17	Confidentiality		30

	17.1	Confidential Information	30
	17.2	Exclusions	30
	17.3	Compliance by employees, agents and sub-contractors	31

18	Gaming Machine branding		31

	18.1	Branding of Relevant Gaming Machines	31
	18.2	Stargames’ Name	31
	18.3	Trademark	31
	18.4	Branding of Relevant Gaming Machines	31
	18.5	Joint Logo	31

19	Escrow		32

	19.1	Escrow of Stargames’ Intellectual Property	32
	19.2	Release from Escrow of Stargames’ Intellectual Property	32
	19.3	Escrow of the Representative’s Intellectual Property	32
	19.4	Release from Escrow of the Representative’s Intellectual Property	32

20	[***] Representative		32

	20.1	[***]	32
	20.2	Participation by Shuffle Master	32

21	Indemnity		33

	21.1	Indemnity by Each Party	33
	21.2	Indemnity by Stargames	33
	21.3	Indemnity by Representative	33
	21.4	Regulatory compliance	34
	21.5	Status of indemnities	34

22	Termination		34

	22.1	Termination by the Representative	34
	22.2	Termination by Stargames	34

***Confidential Treatment Requested

	22.3	Termination by either Party	35
	22.4	Interest	35

23	Obligations and rights following termination		36

	23.1	Confidential Information, Products and Services	36
	23.2	Rights and liabilities of Parties	36
	23.3	Survival of certain terms and conditions	36
	23.4	Notice to Stargames	36
	23.5	Election of Stargames	36

24	Relationship of Parties		37

	24.1	Position of Stargames	37
	24.2	Relationship of Parties	38
	24.3	No power to bind	38
	24.4	Responsible for sub-contractors	38
	24.5	No relief from obligations	38
	24.6	No liability for tax	38

25	Publicity		38

26	Non-solicitation		39

	26.1	Non-solicitation	39
	26.2	Exceptions to non-solicitation	39
	26.3	Employment	39

27	Dispute Resolution		39

	27.1	No court proceedings	39
	27.2	Notice	39
	27.3	Initial Period	39
	27.4	Appointment of mediator	39
	27.5	Role of mediator	40
	27.6	Referral if no resolution	40
	27.7	Venue and representation	40
	27.8	Timeframe	40
	27.9	Confidentiality	40
	27.10	Costs	40
	27.11	Litigation	40
	27.12	Limits of Review	40

28	Notices		41

	28.1	Method	41
	28.2	Receipt	41
	28.3	Address of Parties	41

29	General		42

	29.1	Entire agreement	42
	29.2	Paramountcy of document	42
	29.3	No merger	42
	29.4	Amendment	42
	29.5	Assignment	42
	29.6	Severability	42
	29.7	Waiver	42
	29.8	Rights, remedies additional	42
	29.9	Further assurances	43
	29.10	Costs	43
	29.11	Counterparts	43
	29.12	Force Majeure	43
	29.13	Waiver	43
	29.14	Governing law and jurisdiction	43
	29.15	Circumvention	43

	SCHEDULE 1 - COUNTRIES IN THE ASIAN REGION IN WHICH THE SALE OF GAMING MACHINES IS LAWFUL AND ARE WITHIN THE EXCLUSIVE TERRITORY, AS OF THE COMMENCEMENT DATE		45

	SCHEDULE 2 - EXISTING ELIXIR AGREEMENTS		46

SCHEDULE 3 - [***]	47

SCHEDULE 4 - EXISTING AND PROPOSED STARGAMES AND SHUFFLE MASTER AGREEMENTS	48

SCHEDULE 5 - RELEVANT TABLE GAMING PRODUCT DISTRIBUTION PRICES AS OF THE DATE OF THIS AGREEMENT	49

***Confidential Treatment Requested

THIS ASIA REPRESENTATIVE AGREEMENT is made on	2006

PARTIES

ELIXIR GROUP LIMITED

of 38/F., The Centrium, 60 Wyndham Street, Central, Hong Kong

(“Elixir”)

and

MELCO INTERNATIONAL DEVELOPMENT LIMITED

of 38/F., The Centrium, 60 Wyndham Street, Central, Hong Kong

(“Melco”)

and

STARGAMES CORPORATION

ACN 001 660 537

of 1 Sheridan Close, Milperra, New South Wales, Australia

(“Stargames”)

and

SHUFFLE MASTER INC

of 1106 Palms Airport Drive, Las Vegas, Nevada, United States of America

(“Shuffle Master”)

BACKGROUND

Subject to each of the terms and conditions of this Agreement, Stargames and Shuffle Master have agreed to appoint the Representative and the Representative hereby accepts such appointment, as their sole and exclusive distributor and system integrator for promoting, selling and distributing Products to Casinos in the Exclusive Territory.

AGREED TERMS

1              Definitions

1.1          Definitions

In this Agreement, unless the context requires otherwise:

“Actioned Material Breach on the part of the Representative” means:

(a)           the Representative is in material breach of any of the provisions of this Agreement and has failed to cure that breach within any applicable grace period; and

(b)           as a consequence of that breach, Stargames has purported to terminate this Agreement.

“Agreement” means this Asia Representative Agreement as amended, modified or replaced from time to time.

“Associated Company” means a company in which the relevant Party and/or any of its holding companies has an interest (whether directly or indirectly and whether aggregate or otherwise) of not less than 19.9%.

“Bank” means a corporation authorised by law in a jurisdiction to carry on the general business of banking in that jurisdiction.

“Business Day” means a day on which Banks are open for general banking business in Sydney, Australia, excluding Saturdays, Sundays and public holidays.

“Casino” means any legally-operating, under the applicable laws of its jurisdiction, venue (including cruise ships based in the Exclusive Territory) in which Gaming Machines and/or Table Gaming Products are legally permitted to be installed and played, under the applicable laws of the jurisdiction.

“Claim” means, in relation to a Party, a demand, claim, action or proceeding made or brought by or against the Party, however arising (whether under contract, tort (including negligence) or statue), in respect of the obligations imposed upon the Parties by this Agreement and includes a claim for breach of warranty.

“Commencement Date” means 11 April 2006.

“Competitive Products” means any products (including without limitation, Gaming Machines and Table Gaming Products) which are the same or substantially similar to any of the Products.

“Confidential Information” means all customer, marketing, design and technical information and data and computer software developed by a Party and any other information received from a Party which at the time of disclosure is clearly labelled or identified as being confidential to that Party or is otherwise provided in circumstances of confidence by that Party.

“Designated Client” means:

(a)           any Casino in Macau that operates under the concession granted to SJM or any sub-concession granted by SJM; and

(b)           any other Casino if SJM, STDM, Melco or the Melco-PBL Venture have a direct or indirect legal or beneficial interest of at least 19.9% of the equity interest in the entity that owns, manages or operates that Casino.

“Distributor” means any distributor or agent of the Representative that has been approved in advance by Stargames, which approval will not be unreasonably withheld or delayed.

“Exclusive Territory” means:

(a)           each Designated Client, no matter where located;

(b)           the countries listed in Schedule 1 (including cruise ships based in such countries);

(c)           subject to Shuffle Master’s consent, which consent will not be unreasonably withheld, any other countries in the Asian region, excluding Australia and New Zealand, in which Shuffle Master, acting reasonably, but with due regard, in its sole and final discretion, for, and subject to any regulatory issues, agrees that the operation of Casinos, and the selling and installation of the relevant Product (whether operated from that country or from a cruise ship based in that country) has become lawful;

(d)           if Shuffle Master’s planned distribution agreement in [***] does not eventuate for any reason, then [***]; and

(e)           with respect to Relevant Table Gaming Products, when the Intergaming Distribution Agreement listed in Schedule 4 is no longer in full force and effect, then [***] (excluding the [***]) and if the [***] Agreement is terminated then all of [***].

“F.O.B.” means free on board.

“Game Concept” means a game that is played on a Gaming Machine other than a game which is not capable of being reasonably produced in any form by any Supplier due to the fact that to do so would infringe the rights of any third party.

“Gaming Machines” means electronic gaming machines and multi-terminal gaming machines.

“Gaming Machine Cost” in respect of any Relevant Gaming Machine means the labour and material costs, the allocation of factory overhead costs and transportation costs (including insurance) from the factory to the destination specified by the Representative, that the Supplier has actually incurred in accordance with United States generally accepted accounting principles consistently applied in manufacturing that Relevant Gaming Machine as determined by the Parties on an open book basis.

“GST” has the meaning given to that term in the GST Act.

“GST Act” means the Act known as A New Tax System (Goods and Services Tax) Act 1999 (Cth).

“Gross Margin” means [***].

“Group” in relation to any Party means, any subsidiary, Associated Company or holding company or related body corporate of the relevant Party or any subsidiary or Associated Company of such holding company from time to time.

“Hong Kong” means Hong Kong Special Administrative Region of the People’s Republic of China.

“ICC” means International Chamber of Commerce.

[***]

“Improvements” means all improvements, modifications or adaptations effected to any component of the Technology after the Commencement Date.

“Insolvency Event”, in relation to a person, means the occurrence of any of the following events in relation to that person:

(a)           the person enters into bankruptcy, liquidation, administration or other type of insolvency;

(b)           the person is wound up, dissolved or the person suspends payment of its debts; or

(c)           the person ceases or threatens to cease to carry on all or a material part of its business or becomes unable to pays its debts when they fall due.

“Intellectual Property” means patents, copyright, registered and unregistered design rights, registered and unregistered trade marks, rights in know-how, inventions,

***Confidential Treatment Requested

improvements, trade secrets, formulae, discoveries, business names, databases and Confidential Information and all other intellectual and industrial property rights (without limitation) and similar or analogous rights existing under the laws of any country and all rights to apply for or register such rights.

“Intellectual Property Rights” means all rights (whether registered or unregistered) in any Intellectual Property.

“Joint Ownership Period” means any period of time in which the R & D Centre is jointly owned and funded by Shuffle Master and Stargames, on the one hand, and the Representative, on the other hand.

“Macau” means Macau Special Administrative Region of the People’s Republic of China.

“Melco” means Melco International Development Limited.

“Melco-PBL Venture” means the venture between PBL and Melco in Asia.

“Minimum Royalty” has the meaning given that term in clause 14.3.

“Minimum Table Gaming Product Units” has the meaning given that term in clause 15.2(a).

“Party” means each party to this Agreement.

“PBL” means Publishing and Broadcasting Limited (ACN 009 071 167).

“Pre-Existing Representative Intellectual Property” means all Intellectual Property owned or acquired by any member of the Representative’s Group prior to the Commencement Date.

“Pre-Existing Shuffle Master Intellectual Property” means all Intellectual Property owned or acquired by any member of the Shuffle Master Group prior to the Commencement Date.

“Products” means Relevant Gaming Machines and Relevant Table Gaming Products.

“R & D Centre” means the R & D Centre that Elixir is planning to establish in Macau or mainland China or such other place as the parties to the R & D Centre Agreement may mutually agree for undertaking research and development of Relevant Gaming Machines, Relevant Table Gaming Products and other gaming technologies or products.

“R & D Centre Agreement” means the R & D Centre Agreement to be entered into between the Representative, Stargames and Shuffle Master as soon as practicable after the date of this Agreement.

“related body corporate” has the meaning given to that term in the Corporations Act (Cth) 2001;

“Relevant Gaming Machine” means a Gaming Machine but, (subject to clause 5.11, does not include any [***] Gaming Machines that Stargames is distributing) that utilises the Technology in its operation and Spare Parts for each such Gaming Machine.

“Relevant Table Gaming Product” means a Table Gaming Product that is offered for sale by a Supplier (either directly or through a distributor) and the Spare Parts for each such Relevant Table Gaming Product.

***Confidential Treatment Requested

“Relevant Table Gaming Product Distribution Price” in respect of any Relevant Table Gaming Product means the price of a Relevant Table Gaming Product payable to the Supplier by the Representative in accordance with clause 3.2(c).

“Representative” means Elixir Group Limited and its subsidiaries from time to time, (which includes, without limitation, Elixir Group (Macau) Limited).

“Retail Prices” means the sales prices of the Products and/or Services determined by the Representative for selling or providing the same to Casinos in the Exclusive Territory.

[***]

[***]

“Services” means the services related to the Products provided by the Representative as contemplated in clause 4.

“SJM” means Sociedade de Jogos de Macau.

“SJM Concession” means the gaming concession held by SJM for operating a gaming business in Macau or any sub-concession granted by SJM

“Spare Part” means any part or component of a Relevant Gaming Machine or Relevant Table Gaming Product.

“Stargames” means Stargames Corporation Pty Ltd (ABN 69 001 660 537), and each of its present and future subsidiaries.

“STDM” means Sociedade de Turismo e Diversoes de Macau, S.A.

“Supplier” in relation to a Product means Shuffle Master or any member of its Group including, without limitation, Stargames or any other Group company of Stargames that supplies that Product.

“Table Gaming Product” means shufflers, intelligent shoes, roulette chip sorters,  deck checkers and verifiers, proprietary table games, intelligent table system components (excluding RFID chips) and wireless gaming devices.

“Technology” means the current and future Intellectual Property and Confidential Information of any member of the Supplier relating to the design and manufacture of Gaming Machines and includes without limitation all Intellectual Property and Confidential Information in the source code and the PC3 and PC4 hardware platforms and in the design and manufacture of the “Table Master” multi-terminal gaming machines.

“Term” means the period commencing on the Commencement Date and ending on the twentieth anniversary of the Commencement Date or any earlier date on which this Agreement is terminated.

[***] Gaming Machine” means a Relevant Gaming Machine utilizing games developed by [***] or a related body corporate thereof, designed to operate utilizing the Technology.

1.2          Words and expressions

In this Agreement, unless the context requires otherwise:

(a)           the singular includes the plural and vice versa;

(b)           words denoting any gender include all genders;

***Confidential Treatment Requested

(c)           where a word or phrase is defined, its other grammatical forms have a corresponding meaning;

(d)           a reference to a party, clause, paragraph, schedule or annexure is a reference to a party, clause, paragraph, schedule or annexure to or of this Agreement;

(e)           a reference to this Agreement includes any schedules or annexures;

(f)            headings are for convenience and do not affect interpretation;

(g)           the background or recitals to this Agreement are adopted as and form part of this Agreement;

(h)           a reference to any document or agreement includes a reference to that document or agreement as amended, novated, supplemented, varied or replaced from time to time;

(i)            a general reference in one clause to other provisions of this Agreement (as opposed to a specific cross reference to another clause) is not intended to override any other provision that specifically deals with that subject matter;

(j)            any reference to the Representative or Melco being in material breach of any of the provisions of this Agreement (or words to that effect) are taken to refer to a material breach that has not been rectified within any applicable grace period;

(k)           any reference to Stargames or any Supplier being in material breach of any of the provisions of this Agreement (or words to that effect) are taken to refer to a material breach that has not been rectified within any applicable grace period;

(l)            a reference to “HK$” is a reference to Hong Kong currency; all other references to “$” shall mean United States dollars;

(m)          a reference to “A$” is a reference to Australian currency; all other references to “$” shall mean United States dollars;

(n)           a reference to a time is a reference to Australian Eastern Standard time, or where applicable, Australian Eastern Summer time;

(o)           a reference to a party includes its executors, administrators, successors, substitutes (including persons taking by novation) and permitted assigns;

(p)           a reference to writing includes any method of representing words, figures or symbols in a permanent and visible form;

(q)           words and expressions denoting natural persons include bodies corporate, partnerships, associations, firms, governments and governmental authorities and agencies and vice versa;

(r)            a reference to any legislation or to any provision of any legislation includes:

(i)            any modification or re-enactment of the legislation;

(ii)           any legislative provision substituted for, and all legislation, statutory instruments and regulations issued under, the legislation or provision; and

(iii)          where relevant, corresponding legislation in any other jurisdiction;

(s)           no rule of construction applies to the disadvantage of a party because that party was responsible for:

(i)            the preparation of this Agreement or any part of it; or

(ii)           the inclusion or amendment of any provision of this Agreement; or

(iii)          the deletion of any provision from any draft of this Agreement reviewed by the Parties in the course of negotiating this Agreement; and

(t)            the words “including”, “for example”, “such as” or other similar expressions (in any form) are not words of limitation.

1.3          Other rules of interpretation

In this Agreement, unless expressly provided otherwise:

(a)           (method of payment) any payment of money by one Party to another will be made in United States currency by bank cheque or by credit of cleared funds to a bank account specified by the recipient.

(b)           (consents and approvals) other than where expressly stated to the contrary in this Agreement (such as where a provision provides that a decision or act is within a Party’s sole and final discretion), if the doing of any act, matter or thing requires the consent, approval or agreement of any Party, that consent, approval or agreement must not be unreasonably withheld or delayed;

(c)           (joint and several liability) a promise, representation or warranty given by or in favour of two or more persons under this Agreement is given by them or for their benefit jointly and severally;

(d)           (Business Days) if:

(i)            the day on or by which any act, matter or thing is to be done is a day other than a Business Day, the act, matter or thing will be done on the next Business Day; and

(ii)           any money falls due for payment on a date other than a Business Day, that money will be paid on the next Business Day (without interest or any other amount being payable in respect of the intervening period); and

(e)           (inconsistency within document) if a clause of this Agreement is inconsistent with a schedule or annexure of this Agreement, the clause prevails to the extent of the inconsistency.

2              Term

This Agreement will commence on the Commencement Date and will continue in full force and effect for the Term.

3              Grant of rights

3.1          Grant of Exclusive Rights

(a)           Subject to clause 3.6 and to each of the other terms and conditions in this Agreement, and further provided that there is no Actioned Material Breach of this Agreement on the part of the Representative, Stargames (on its own behalf and on behalf of each relevant Supplier) grants to the Representative the exclusive rights to promote, sell and distribute (either directly or through Distributors) the Relevant Gaming Machines on an exclusive basis to Casinos in the Exclusive Territory for use in the Exclusive Territory. In addition, subject to clause 13 and to each of the other terms and conditions in this Agreement provided that there is no Actioned Material Breach on the part of the Representative, Stargames grants to the Representative the exclusive rights to manufacture Relevant Gaming Machines for sale to Casinos in the Exclusive Territory, and, if applicable and if otherwise mutually agreed to, in writing, also for sale by the Supplier to any of the Supplier’s customers in other jurisdictions. For the avoidance of doubt, all of the rights referred to in this clause 3.1(a) extend to any Relevant Gaming Machines that any Supplier has developed or may in the future develop.

(b)           The Representative may not assign or delegate any of its rights under this clause 3 to any other party or entity unless that party or entity is a Distributor, provided that any manufacturing rights granted to the Representative shall not be assignable, sub-licensable or delegatable to any other party, entity or person, including Distributor, except as may be permitted by clause 13. If the Representative or a Distributor wants to lease a Relevant Gaming Machine to a customer, the Parties shall first mutually agree, in writing, on the terms of such leasing arrangement.

(c)           If the Representative or a Distributor wants to lease a Relevant Gaming Machine for distribution in the Exclusive Territory, the Parties shall first mutually agree, in writing, on the terms of such leasing arrangement.

(d)           The exclusive rights granted in this clause 3.1 are subject to:

(i)            agreements that Shuffle Master or Stargames have entered into or are at an advanced state of negotiations in respect of the manufacture or distribution of Products, as disclosed in schedule 4 but only for the term of those agreements;

(ii)           if applicable, the rights previously granted by Stargames to [***] in respect of the [***], that terminate 90 days from 21 February 2006; and

(iii)          with respect to manufacturing rights, the provisions of clause 13.

3.2          Distribution of Relevant Table Gaming Products

Subject to clauses 3.6 and 15.2, and to each of the other terms and conditions in this Agreement, and further provided that there is no Actioned Material Breach on the part of the Representative, Stargames (on its own behalf and on behalf of each relevant Supplier) grants to the Representative the right to purchase Relevant Table Gaming Products, at the Relevant Table Gaming Product Distribution Prices, for distribution, sale and use only by Casinos in the Exclusive Territory, and the exclusive rights to promote, sell and distribute (either directly or through Distributors) Relevant Table Gaming Products on an exclusive basis:

(a)           in the first year of the Term, only to Designated Clients for use by Designated Clients and the Parties agree that there will be [***] relating to the distribution of Relevant Table Gaming Products during the [***]; and

(b)           thereafter, for the remainder of the Term, to Casinos in the Exclusive Territory for use in the Exclusive Territory, on terms to be negotiated in good faith, including the Minimum Table Gaming Product Units as required by clause 15.2(a);

(c)           The Relevant Table Gaming Product Distribution Prices as of the date of this Agreement are set forth in Schedule 5. The Parties’ intent is that at all times during the Term where commercially reasonable, and subject to competitive factors in the Asian Market, that the Representative be able to obtain a gross profit representing approximately [***] and the Supplier be able to sell at the [***] that each normally achieves in comparable circumstances; or

(d)           if the Representative or a Distributor wants to lease a Relevant Table Gaming Product, the Parties shall first mutually agree, in writing, on the terms of such leasing arrangement.

3.3          Consideration of Possible Grant of Certain Non-Exclusive Rights

(a)           During the Term, if a Casino (other than a Designated Client) located outside the Exclusive Territory approaches the Representative for the supply of Relevant Gaming Machines, Stargames and the Representative will negotiate in good faith on a case-by-case basis, (with Stargames’ refusal being permitted where it considers in its sole and final discretion that to permit the Representative to do so would be against either Stargames’ or Shuffle Master’s commercial interests, or

***Confidential Treatment Requested

where to do so, would trigger the provisions of clauses 22.2(c), 22.2(d), 22.2(e) or 22.2(f)), whether the Representative should distribute and sell Relevant Gaming Machines to that Casino, and if so, the terms and conditions of any such sales.

(b)           During the Term, if a Casino (other than a Designated Client) located outside the Exclusive Territory approaches the Representative for the supply of Relevant Table Gaming Products, Stargames and the Representative will negotiate in good faith on a case-by-case basis, (with Stargames’ refusal being permitted where it considers, in its sole and final discretion, that to permit the Representative to do so would be against its commercial interests, or where to do so, would trigger the provisions of clauses 22.2(c), 22.2(d), 22.2(e) or 22.2(f)), whether the Representative should distribute and sell the Relevant Table Gaming Products to that Casino, and if so, the terms and conditions of any such sales.

(c)           For the avoidance of doubt and subject to the provisions of clause 5, the Representative agrees not to sell any Relevant Gaming Machines and/or Relevant Table Gaming Products to any person outside the Exclusive Territory who is not a Designated Client, unless the express written consent of Stargames is first obtained, which consent may be withheld or delayed in Stargames’ sole and final discretion in the circumstances described in clauses 3.3(a) and 3.3(b).

3.4          Licence

Subject to each of the terms and conditions in this Agreement, and further provided that there is no Actioned Material Breach on the part of the Representative, Stargames (on its own behalf and on behalf of each Supplier) grants to the Representative a [***] licence for the Term to use, adapt, alter and modify the Technology and any Improvements that belong to any Supplier (whether or not developed by the Supplier or any of its agents, contractors or otherwise) for the purposes of enabling the Representative to design, manufacture, deliver, modify and/or install Relevant Gaming Machines in the Exclusive Territory, provided however, that any alteration or modification of any such Technology or Improvements shall first require, prior to being used in a Relevant Gaming Machine that is to be delivered or installed by the Representative, the written consent of Stargames, which consent shall not be unreasonably withheld, particularly where the relevant alteration or modification does not adversely affect the performance of the Products nor the ability to gain or maintain any registered intellectual property rights in respect of those Products. Upon the commencement of the Joint Ownership Period, any alterations or modifications to the Technology will only be able to be made by Representative in the R & D Centre and in accordance with the requirements of the R & D Centre Agreement.

3.5          Retail Prices

The Representative shall have the right to determine the Retail Prices of the Products and Services at its sole discretion provided always that the Retail Prices that are determined by the Representative from time to time shall be normal commercial and arms length selling prices, and shall be established in good faith by the Representative.

3.6          Agency

(a)           The Parties acknowledge that Stargames may appoint [***] as its direct distributor for a period not exceeding one year from the Commencement Date (“Initial Period”) in respect of the distribution and sale of:

(i)            Relevant Gaming Machines and Relevant Table Gaming Products in the [***]; and

(ii)           if [***] is so appointed, the Parties will agree to reduce the [***] based on Stargames’ [***] which have been used as the basis for determining the [***].

(b)           The Parties agree to investigate options to enable [***] to be appointed as a sub-distributor of the Representative rather than as a distributor of Stargames

***Confidential Treatment Requested

(including by way of an assignment of any existing distribution agreement) provided that the economic impact of such an appointment on the Parties will be nil. For the avoidance of doubt:

(i)            during the Initial Period, any commission or fees (whether by way of cash, discount, rebate, free units or otherwise) paid to [***] as a sub-distributor of the Representative shall be borne by Stargames;

(ii)           during the Initial Period, the Representative will not receive any [***] in respect of the [***] if [***] is appointed as a sub-distributor in the [***]; and

(iii)          after the Initial Period, in case the Representative continues to engage [***] as its Distributor, any commissions or fees (whether by way of cash, discount, rebate, free units or otherwise) paid to [***] as Distributor of the Representative shall be borne by the Representative.

3.7          Reserved Rights

All rights to the Products not expressly granted to the Representative in this Agreement or in any other written agreement executed concurrently or hereafter by Shuffle Master, Stargames or the Supplier with the Representative shall be fully reserved and retained by the applicable Supplier in its sole and final discretion.

4              Servicing of Products

4.1          Right to service

The Representative shall, at its sole cost and subject to clause 4.2 responsibility, provide services related to all Relevant Gaming Machines and Relevant Table Gaming Products sold by it in the Exclusive Territory (which such services include but are not limited to maintenance services, training services, installation services and customisation services), and shall be solely entitled to any service fees received from such customers.

4.2          Second level support

(a)           With respect to any Products manufactured by a Supplier, at the reasonable request of the Representative, Stargames shall procure each Supplier to provide second level maintenance and support services to customers in the Exclusive Territory, within 10 days from any written notification issued by the Representative requesting such services and such second level maintenance and support services shall include, without limitation, the actual remedial action taken and/or correction made on the Products.

(b)           The cost of such second level maintenance and support services shall be borne by the Supplier where:

(i)            the Product has been manufactured by the Supplier; and

(ii)           the maintenance and support is required to correct an inherent defect in a Relevant Gaming Machine or Relevant Table Gaming Product that requires the Supplier’s involvement to remedy.

In all other cases, the costs of any servicing, support and remedying any Product problems or defects shall be at the Representative’s sole cost.

4.3          Acquisition of Spare Parts

During the Term, and subject to each of the terms and conditions in this Agreement, and further provided that there is no Actioned Material Breach on the part of the Representative, the Representative will be entitled to acquire Spare Parts at [***] on the then retail price offered by the Supplier to comparable customers at the time the Representative places an order for those Spare Parts and in sufficient volumes to enable the Representative, to maintain and service the Products.

***Confidential Treatment Requested

5              Exclusivity and Non-Competition

5.1          Exclusivity of Representative

Subject to clause 5.2 and to each of the other terms and conditions in this Agreement and further provided that there is no Actioned Material Breach on the part of the Representative, during the Term, Stargames undertakes that, except through the Representative, it will not, and will ensure that no Supplier nor any of its or any Supplier’s other distributors or agents will:

(a)           either solely or jointly with or on behalf of any other person directly or indirectly promote, sell, provide, offer for sale or distribute any Products or Services to persons in the Exclusive Territory or procure, solicit or accept any purchase order for any Products or Services from any persons in the Exclusive Territory;

(b)           exercise or appoint any other third party as reseller, distributor or agent (whether on an exclusive basis or not) of similar rights or functions as conferred on the Representative under this Agreement in respect of the Products or Services being offered to persons in the Exclusive Territory;

(c)           promote, distribute or sell the Products and/or Services to, or accept any purchase order for any Products or Services from, any persons outside the Exclusive Territory, where any Supplier (or any of the Supplier’s other distributors or agents) has actual knowledge, or a reasonable person in that entity’s circumstances would, (without any duty of inquiry or diligence, except in the circumstance where such entity actually suspects, or a reasonable person in such entity’s circumstances would actually suspect (without any duty of inquiry or diligence) that the person intends to resell, lease, licence or otherwise part with the possession of the relevant Products and/or Services to any Casino in the Exclusive Territory), consider it more probable than not, at the time of the relevant sale, that the person will resell, lease, licence or otherwise part with the possession of the relevant Products and/or Services to any Casino in the Exclusive Territory,

5.2          Exceptions

Nothing in clause 5.1 prevents the Supplier:

(a)           from distributing Relevant Table Gaming Products during the [***] of the Term as contemplated in clause 3.2;

(b)           appointing [***] as a distributor as contemplated in clause 3.6; or

(c)           selling, promoting, licensing or distributing Products, in its sole and final discretion, outside of the Exclusive Territory, provided that the Supplier is not in breach of clause 5.1.

5.3          Representative’s remedy

If it is agreed by the Parties that a Supplier may sell direct to persons in the Exclusive Territory, Stargames will procure that that Supplier will pay the Representative:

(a)           a [***] earned by it on the sale of the Relevant Gaming Machine and [***] earned by the Supplier shall be [***] in accordance with clause 14.3; and

(b)           an amount that is equivalent to [***] that the Representative would have received on the sale of any Relevant Table Gaming Products and an [***] that apply in that year pursuant to clause 15.2.

5.4          Referral of Customers

Subject to clause 5.3 and to each of the other terms and conditions in this Agreement, and further provided that there is no Actioned Material Breach on the part of the Representative, and further subject to the rights of Stargames to have the Relevant Table

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Gaming Products distributed by the Supplier within the Exclusive Territory in the [***] of the Term as referred to in clause 3.2, during the Term Stargames shall procure that each Supplier shall refer all customers or potential customers of, and any query that they or any Supplier receives regarding the purchase of, any Products or Services in the Exclusive Territory that comes to their attention to the Representative for handling.

5.5          Adjustments as a consequence of certain Supplier sales outside the Exclusive Territory

If any Supplier or any distributor or agent of any Supplier is in breach of clauses 5.1(a) or 5.1(b) or if any Supplier or any distributor, agent or customer of any Supplier, within three (3) years of its purchase, sells or resells Relevant Gaming Machines to any person outside the Exclusive Territory which are subsequently transferred into the Exclusive Territory in violation of clause 5.1(c), Stargames will pay, as the Representative’s sole remedy, to the Representative:

(a)           in respect of the Relevant Gaming Machine, [***] that would have been earned by the Representative or [***] earned by the Supplier on the sale, (excluding fees, commissions or price discounts paid or allowed to any distributor or agent (as the case may be) by the Supplier) and the [***] earned by the Supplier or which would have been earned by the Supplier if the Representative had made the sale shall be [***] in accordance with clause 14.3; and

(b)           in respect of a Relevant Table Gaming Product, an amount representing [***] of the Relevant Table Gaming Product.

5.6          Sales Outside the Territory

Nothing contained in this Agreement shall in any way prohibit, prevent or hinder a Supplier in its sole and absolute discretion, from selling, leasing or distributing any Products outside the Exclusive Territory or to Casinos inside the Exclusive Territory where the Products are intended for transportation and installation, as soon as reasonably practicable, outside the Exclusive Territory, at prices and in a manner that is solely determined, in its sole and final discretion, by the Supplier.

5.7          Exclusive distribution of Products

Subject to clause 5.8, during the Term, the Representative will not, and will ensure that none of its subsidiaries (including without limitation, Elixir Group (Macau) Limited) will sell, promote, distribute, accept orders for, or market, (or exercise or appoint any other person to do any of the foregoing) any Competitive Products manufactured, developed, owned or being marketed by any person, other than the Supplier to:

(a)           any person or Casino in the Exclusive Territory; or

(b)           any person or Casino outside the Exclusive Territory if either the Representative or Melco or any subsidiary of the Representative or Melco or any of its or their respective distributors or agents have actual knowledge, or a reasonable person in their circumstances would (without any duty of inquiry or diligence, except in the circumstance where such entity actually suspects, or a reasonable person in that entity’s circumstances would actually suspect (without any duty of inquiry or diligence) that the person intends to resell, lease, licence or otherwise part with the possession of the relevant Competitive Products and/or related Services to any Casino in the Exclusive Territory) consider it more probable that not, at the time of the relevant sale, that the person will resell, lease, license or otherwise part with possession of the relevant Products to any person in the Exclusive Territory.

For the avoidance of doubt, Melco will not establish nor permit any of its subsidiaries, nor any of its Group entities which it owns or controls, to establish a business or subsidiary that competes with the Representative in the distribution, selling or manufacturing of Gaming Machines and Table Gaming Products.

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5.8          Exceptions to exclusivity

Nothing in clause 5.7 prevents the Representative from:

(a)           During the twelve month period commencing on the Commencement Date the Representative may sell Products manufactured, developed, owned or being marketed by a person other than a Supplier only in order to honour any agreement that is in existence and legally binding on it at the Commencement Date, as disclosed in schedule 2, provided that from the date that is six months after the Commencement Date, the Representative will pay [***] that it receives on any such sale to Stargames and in respect of the sale of a Gaming Machine, [***] and provided further that under the agreement with [***] the Representative shall not at any time sell any Competitive Products manufactured by [***]

(b)           selling Gaming Machines that are not multi-player Gaming Machines, developed and manufactured by [***]; or

(c)           selling, after 6 months’ prior written notice to Stargames, any Gaming Machine based on a Game Concept that any Supplier is unable to reasonably supply, with the same or substantially the same Game Concept and in the quantities or with the material quality available to the Representative from other suppliers, for so long as any Supplier is unable to reasonably supply such a Gaming Machine.

5.9          Adjustments as a consequence of Representative’s sales outside the Exclusive Territory

(a)           If, the Representative is in breach of clause 5.7, or if without the prior, written, express consent of Stargames the Representative sells any Relevant Gaming Machines or Table Gaming Products outside the Exclusive Territory in violation of clause 5.7, the sole remedy of Stargames:

(i)            with respect to a Relevant Gaming Machine, shall be the payment by the Representative of a [***] earned by the Representative or [***] which would have been earned by Supplier; and

(ii)           with respect to a Relevant Table Gaming Product, shall be the payment by the Representative of the [***] on sale of said Table Gaming Product or [***] which would have been received by Supplier from its sale of said Table Gaming Product.

(b)           If a customer of the Representative subsequently resells any Relevant Gaming Machines or Table Gaming Products (unless such Product was sold to said customer more than 3 years prior to such resale) outside the Exclusive Territory in violation of clause 5.7, the sole remedy of Stargames:

(i)            with respect to a Relevant Gaming Machine,  shall be the payment by the Representative of [***] which had been previously earned by the Representative on the sale of said Relevant Gaming Machine to the customer; and

(ii)           with respect to a Relevant Table Gaming Product, shall be the payment by the Representative of [***] of said Table Gaming Product which had been sold by the Representative to said customer.

5.10        Stargames’ remedy

If it is expressly agreed in writing by the Parties that the Representative may sell Relevant Gaming Machines or Relevant Table Gaming Products to persons outside the Exclusive Territory, the obligations of the Representative to pay to Stargames a royalty under clause 14 in respect of the Relevant Gaming Machines sold or to pay for the Relevant Table Gaming Products under clause 15 will extend to this sale.

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5.11        Termination by [***]

(a)           [***], the Parties will co-operate to attempt to ensure that the Representative is able to sell [***] Gaming Machines under this Agreement, under the same conditions, limitations, [***] as set forth in clause 5.8(a) as applies to [***] Gaming Machines.

(b)           If the Parties are able to arrange for the Representative to be able to sell [***] Gaming Machines under this Agreement then from that time on, the [***] Gaming Machines will be deemed for the purposes of this Agreement to be “Relevant Gaming Machines” and to come within the meaning of that term in clause 1.1.

(c)           Stargames will ensure that no Supplier enters into or alters any arrangements with any other person that would permit [***] Gaming Machines to be distributed or sold in the Exclusive Territory other than in the circumstances contemplated in this clause 5.11.

6              Joint Co-operation

6.1          Right of refusal over new opportunities

The Parties agree that they will consult with each other on any merger or acquisition or business development opportunities expressly intended to apply solely to persons in the Exclusive Territory [***] in respect of Gaming Machines or gaming technologies and provide the other with a first right of refusal to match such opportunities on terms no less favourable to either Shuffle Master or Stargames or the Representative (as applicable) as those of any such opportunity.

6.2          Originating Party may pursue

Any Party may pursue any such opportunity without prejudice if the other Parties decline to match the terms of that opportunity provided that the pursuit of such opportunity by that Party will not constitute a breach by that Party of the terms of this Agreement.

6.3          Related Party sales

The Parties agree that the purpose of this Agreement is to maximise the profitability of the promotion, sale and distribution of the Products. Accordingly, any Product sold by a Party to any member of that Party’s Group will be sold on arms length commercial terms.

6.4          Access to information

Shuffle Master and Stargames each agree and confirm that during the Term it will:

(a)           keep the Representative informed of any changes to Products and Services (including but not limited to any revision of the specifications or release of new models) or new Products or Services;

(b)           keep the Representative informed of any change to the Gaming Machine Costs (in respect of Relevant Gaming Machines) and/or the Table Gaming Product Prices (in respect of Relevant Table Gaming Products), provided that in the case of any material changes to the specifications of the existing Products and Services, any cessation of production or support of any existing Products and Services, the Supplier shall give at least 60 days prior written notice to the Representative informing the same;

(c)           reasonably consider any request by the Representative for Shuffle Master or Stargames, as the case may be, to provide the Representative with access to all of its and any of its Group’s Confidential Information (to the extent not covered by clause 6.5) and personnel and answer any queries that the Representative may have regarding the matters related to the Products, which include but without limitation to, the design, delivery, installation, operation and maintenance of the

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Products being undertaken anywhere by Shuffle Master or Stargames. In determining whether to give its consent, Shuffle Master and Stargames will consider the extent that the requested information is relevant and relates to the business of the Representative; and

(d)           on request from the Representative permit the Representative to reasonably audit (at its sole cost), no more than once every 12 months, the Gaming Machine Costs and the Relevant Table Gaming Distribution Prices charged to it by any Supplier.

6.5          Access to Technology and Improvements

(a)           Subject to each of the terms and conditions of this Agreement and provided that there is no Actioned Material Breach on the part of the Representative, Stargames will provide the Representative [***] with access to and a right to use, adapt. alter and modify the Technology and to any Improvements that belong to any Supplier (whether developed by the Supplier itself or any of its agents, contractors or otherwise) including updates to the existing Suppliers’ products and/or to the existing software and the PC3 and PC4 hardware platforms and new products, new software or hardware platforms developed by any Supplier, as and when they are released by the relevant Supplier. Until such time as the Joint Ownership Period commences, Stargames agrees to reasonably assist the Representative in securing the necessary resources to effectively establish and operate the R & D Centre on its own account.

(b)           Stargames will ensure that no Supplier will exercise any rights that it might have to prevent the Representative from having access to, using, adapting, altering or modifying any Improvements that have been developed during the Joint Ownership Period and that are jointly owned by the Representative and a Supplier.

(c)           The Representative will provide Stargames [***] with access to and a right to use, adapt, alter and modify any alteration or modification to any Technology or any Supplier’s Improvements that were made by the Representative in exercising the rights granted to it under clause 3.4.

(d)           The Representative will not exercise any rights that it might have to prevent any Supplier from having access to, using, adapting, altering or modifying any Improvements that have been developed during the Joint Ownership Period and that are jointly owned by the Representative and a Supplier.

7              Obligations of the Representative

7.1          Representative’s Obligations

Subject to any rights previously granted by any Supplier to [***] in respect of the [***] being consistent with clause 3.6, the Representative shall use its best efforts to further the promotion, marketing and distribution of each of the Products in each of the countries or to each Designated Client within the Exclusive Territory. Without limiting the generality of the foregoing, the Representative shall have each of the following obligations with respect to marketing and distribution of each of the Products:

(a)           to promote, market and distribute each of the Products strictly limited to (unless otherwise expressly agreed to in a prior writing signed by both parties) in each country of and to each Designated Client within the Exclusive Territory;

(b)           to participate actively in sales or merchandising programs prepared by Supplier that are appropriate for the Exclusive Territory and to promote and demonstrate the Products in all major fairs and exhibitions in the Exclusive Territory and to develop and implement distribution programs for the promotion of the Products, at a minimum, to promote, show and demonstrate Products during the most

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important trade shows in the Exclusive Territory. The Representative is solely responsible for costs of such shows including but not limited to transportation and importation costs;

(c)           to respond as promptly as is reasonable in the circumstances to all inquiries from customers, including complaints, to process all orders and to effect or request the Supplier to effect all shipments of Products;

(d)           to investigate diligently all leads, which it considers to be worthwhile, with respect to potential customers referred to it by the Supplier;

(e)           to keep the Supplier fully informed of all inquiries and orders received by the Representative from customers located outside the Exclusive Territory on a timely basis;

(f)            to provide the Supplier not later than thirty (30) days from the end of each calendar month with a report of its marketing, distribution, service and installation activities with respect to the Products sold or leased in the Exclusive Territory during such month, which report shall be in such form and in such detail as the Supplier may reasonably require;

(g)           to notify the Supplier of all installations including customer’s name and installation address as soon as possible but in any event within thirty (30) days of such installations;

(h)           to use its best efforts (as may be reasonable in the circumstances) to obtain and maintain in good standing, at the Representative’s sole expense, all necessary licenses to allow the Representative to market, sell, store and distribute the Products in each country of the Exclusive Territory and to each country in which any Designated Client is located provided that if the Representative is not able to obtain or maintain a necessary licence in any such country, the Representative may request that that country or Designated Client be removed from the Exclusive Territory and if this occurs during the [***] of the Term, the Parties will negotiate in good faith an appropriate [***] having regard to such factors as any additional cost to Stargames in supplying that country directly:

(i)            upon the Supplier’s request, to obtain copies of all gaming licenses possessed by any customer to whom the Representative sells a Product;

(j)            to notify the Supplier of any apparent infringement of the Supplier’s Intellectual Property rights related to the Products. The Supplier maintains the exclusive right to prosecute any infringement of its Intellectual Property, which right the Supplier shall exercise or elect not to exercise at its sole and final discretion, but, in connection therewith, the Supplier shall reasonably consult with the Representative;

(k)           to refrain from making any false or misleading representations or statements about any Supplier or any of the Products;

(l)            to adhere to all legal requirements with respect to its activities pursuant to the rights granted to it under this Agreement.  Directors, officers, or employees of the Representative or of any member of the Representative’s Group shall not, directly or indirectly, offer, promise or pay any bribes or other improper payments for the purposes of promoting the Products to any individual, corporation, government official or agency, or other entity. No gift, benefit or contribution in any way related to the Parties or the sale of the Products shall be made to political or public officials or candidates for public office or to political organisations, regardless of whether such contributions are permitted by local laws;

(m)          to abide by all of Stargames’ policies and standards regarding conflicts of interest and ethics as may be communicated to the Representative by Stargames from time to time (the receipt of the policies and standards in force on the date of this

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Agreement is hereby acknowledged by the Representative), such policies and standards being incorporated herein by written notification.  The terms of the policies and standards will not imply or impose any interference with the lawful commercial use of the Products;

(n)           both prior to and at any time after the execution of this Agreement, to promptly respond to the Compliance Committees of Stargames or Shuffle Master as either may reasonably request information related to the Distributor (including its officers, directors, and controlling shareholders), financial condition, litigation, indictments, criminal proceedings, and the like in which they are or may have been involved, if any, in order to determine that the information does not disclose any fact which would jeopardise, in any manner, any gaming licence, permit or approval held by Stargames, Shuffle Master or any of its Group entities with any gaming regulators;

(o)           ensuring that the details of the financial arrangements with the Supplier are kept strictly confidential and are not disclosed to any of the Supplier’s customers or competitors;

(p)           providing the Supplier with full access to the Representative’s data and technical and other information that relates to sales made by the Representative of the entire Product range in the Exclusive Territory, which information shall be kept current by the Representative at the Representative’s cost throughout the Term, and to the extent that it is and continues to be confidential shall be Confidential Information of the Representative;

(q)           keeping the Supplier informed of any changes made by the Representative to the technical or content specifications of any existing Product;

(r)            obtaining all approvals required for all Products solely developed by the Representative at the Representative’s sole cost;

(s)           contributing to [***] in obtaining all approvals in a country in the Exclusive Territory that are necessary to enable the Products solely developed by the Supplier to be sold and distributed in that country provided that such approval is not also required in a jurisdiction outside the Exclusive Territory in which the Supplier operates;

(t)            ensuring that no written communication is initiated with any owner, operator or management company of a Casino outside the Exclusive Territory regarding the sale of Products unless Stargames is copied on that correspondence and invited on reasonable notice to be present at any meeting (whether conducted in person or by means of any telecommunication facility); and

(u)           diligently providing Stargames with all leads of which it is aware and which it considers to be worthwhile, with respect to potential customers outside the Exclusive Territory to be referred to Stargames.

8              Obligations of each Supplier

8.1          Supplier’s Obligations

Subject to each of the terms and conditions of this Agreement and further provided that there is no Actioned Material Breach on the part of the Representative, Stargames shall be responsible for procuring that each Supplier provides all reasonable assistance, relevant to the Exclusive Territory, but at no out-of-pocket cost to any Supplier (except as where provided for below), requested by the Representative, which assistance must be provided in a professional and timely manner as follows:

(a)           contributing to [***] in obtaining all approvals in a country in the Exclusive Territory that are necessary to enable the Products solely developed by a Supplier to be sold and distributed in that country provided that such approval is

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not also required in a jurisdiction outside of the Exclusive Territory in which the Supplier operates in which case such approval shall be at the Suppliers sole cost;

(b)           abiding by all policies and standards of the Representative regarding conflicts of interest and ethics as may be communicated in writing to Stargames by the Representative from time to time such policies and standards being incorporated herein by written notification. The terms of the policies and standards will not imply or impose any interference with the lawful commercial use of the Products;

(c)           providing, at the [***] of each Product intended for sale in the Exclusive Territory for display in the showroom which the Representative is planning to open, at the Representative’s sole cost, in Macau;

(d)           the provision of reasonably adequate training to employees of the Representative so as to reasonably enable them to be able to understand the functionalities and/or components of the Products and Services and the correct operation and/or maintenance of the same to the extent relevant to the Exclusive Territory;

(e)           the preparation and provision, at Supplier’s sole cost, to the Representative of artwork for relevant marketing materials, to be produced at the Representative’s sole cost and the Representative shall have absolute discretion to determine whether to adopt the same or not;

(f)            providing the Representative with full access to each Supplier’s data and technical and other information relating to the entire Product range to the extent relevant to the Exclusive Territory, which shall be kept current by the Supplier [***] throughout the Term, and to the extent that it is and continues to be confidential shall be Confidential Information of the Supplier;

(g)           keeping the Representative informed of new Product releases and any changes to the technical or content specifications of any existing Product

(h)           diligently providing the Representative with all leads of which it is aware and which it considers to be worthwhile, with respect to potential customers in the Exclusive Territory to be referred to the Representative;

(i)            supplying the Products for the Exclusive Territory on a timely basis and in particular, but subject to every other applicable term or provision of this Agreement, including without limitation, clause 12, using all reasonable endeavours to accept every order placed by the Representative (which for the avoidance of doubt will not include [***] except if the relevant Supplier and the Representative mutually agree that there is a valid commercial reason);

(j)            providing the Representative with not less than 30 days’ prior written notice of any change that is proposed to come into effect in respect of the Gaming Machine Cost or the Relevant Table Gaming Product Distribution Price, to the extent that the same relates to the Exclusive Territory;

(k)           ensuring that the prices at which it supplies Products and Spare Parts to the Representative for the Exclusive Territory is [***] to the Representative than the prices at which it supplies Products and Spare Parts to any comparable distributor, which orders the same or a substantially similar quantity of comparable Products or Spare Parts;

(l)            maintaining its existing (or substantially similar) Product range (both in terms of equipment and content) and in particular with respect to Relevant Gaming Machines (both multi-terminal and single player Gaming Machines) and Relevant Table Gaming Products that are suitable and approved for the Asian market, provided however that Stargames shall have the right to discontinue any specific Product in its sole and final discretion, after the [***] of the Commencement Date and if Stargames decides to do so:

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(i)            it must provide the Representative with not less than 60 days’ prior written notice of its intention to discontinue that specific Product;

(ii)           Stargames and the Representative shall enter into good faith negotiations with regard to the continuation of the supply of sufficient quantities of Spare Parts for that Product and/or any second level support from Stargames as contemplated in clause 4.2 as are necessary to enable the Representative to continue to service all of its customers that have acquired that specific Product;

(m)          maintaining the operational protocols and other platforms and technology (or substantially similar versions) on which the Products operate that are consistent (or substantially consistent) with earlier models;

(n)           informing the Representative of its manufacturing capability and in particular, regularly providing the Representative with estimates of the duration of time required to meet all potential and accepted Product orders;

(o)           ensuring that the details of the [***] with the Representative are kept strictly confidential and are not disclosed to any of the Representative’s customers or competitors and are [***];

(p)           ensuring that no written communication is initiated with any owner, operator or management company of a Casino in the Exclusive Territory regarding the sale of Products unless the Representative is copied on that correspondence and invited on reasonable notice to be present at any meeting (whether conducted in person or by means of any telecommunication facility);

(q)           until such time as the Representative commences manufacturing under clause 13 all of the Products required by it, ensuring that Stargames and each other Supplier has the capability, in a reasonable manner, to supply those Products so as to fulfil in a timely manner the Representative’s accepted orders for the Products;

(r)            for the earlier of the Term or until such time as both the Joint Ownership Period commences and the manufacturing agreement contemplated in clause 13.4(b) has been entered into, each Supplier will continue as a material obligation under this agreement to meet its obligations to the Representative under clauses 3.4, 6.5;

(s)           for the earlier of the Term or until such time as the manufacturing agreement contemplated in clause 13.4(b) has been entered into, each Supplier will continue as a material obligation under this agreement to meet its obligations to the Representative under clause 13.2; and

(t)            using reasonable efforts to obtain, but with respect to regulatory issues at Stargames’ sole and final discretion and at Stargames’ sole cost the necessary regulatory consents or approvals:

(i)            in relation to the co-investment and joint operation of the R & D Centre between Stargames and Shuffle Master on the one hand and the Representative on the other; and

(ii)           as contemplated under clause 13.4(c).

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9              Obligations of all Parties

9.1          Costs and Expenses

Unless otherwise stated in this Agreement or agreed by the Parties in writing, the Parties acknowledge and agree that:

(a)           each Party shall bear its own costs and expenses and provide all staff or labour for performing its obligations under this Agreement;

(b)           the respective representatives of the Parties shall meet at regular intervals (whether in person or by telephone conference) to discuss the market conditions and requirements for the Products and Services offered to persons in the Exclusive Territory;

(c)           unless required by any applicable law or regulation, or by any gaming regulatory authority, neither Stargames nor any Supplier shall make any public announcement regarding any purchase order secured by the Representative or details of work covered by such purchase order without the Representative’s prior written approval (such approval not to be unreasonably withheld); and

(d)           each Party shall promptly inform the other if it comes to its attention that the Products or Services may have infringed the Intellectual Property Rights of any third party.

9.2          R & D Centre Agreement

Each of Shuffle Master, Stargames and the Representative shall continue to negotiate in good faith with a view to finalising the terms of and executing the R & D Centre Agreement as soon as practicable after the Commencement Date and in any case on or before [***].

10           Warranties

10.1        Warranties of Stargames

Stargames represents and warrants to the Representative that:

(a)           it possesses the requisite authority to enter into and perform its obligations under this Agreement and it has the full, free and unrestricted rights to appoint, subject to each of the provisions of this Agreement, the Representative as the sole and exclusive distributor and systems integrator of Products in the Exclusive Territory for each Supplier under this Agreement and that all the rights granted to the Representative under this Agreement will not infringe any rights, claims or authorisations of any third party;

(b)           provided that Representative makes no changes or modifications thereto (other than changes or modifications which have been authorised in writing by a Supplier), and to the best knowledge of each Supplier, the Products developed solely or manufactured by a Supplier, and the promotion, sale and distribution of the same by the Representative and/or any of its Representatives under the terms of this Agreement will not, in the Exclusive Territory, infringe any Intellectual Property Rights or other proprietary rights of any third party;

(c)           no Supplier is a party to any legal action or proceedings applicable to the Exclusive Territory concerning the Intellectual Property Rights of any Supplier in the Products or any part thereof, which Intellectual Property Rights are material to the sale, distribution, use or operation of a Product or are material to enable it to perform its obligations under this Agreement, and to the best knowledge of each Supplier, no such claim has been made nor is there any such threatened action or proceedings;

(d)           to the best knowledge of each Supplier, the Intellectual Property utilised or embedded in the Technology, in any Improvement that belongs to a Supplier and the Products may be used by the Representative and its customers in the Exclusive Territory free of any third party claims or interests, and without limiting the generality of the foregoing, no Supplier has assigned or conveyed any

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interest in any such Intellectual Property which may be inconsistent with the rights granted under this Agreement;

(e)           save for the appointment of the Representative under this Agreement and as contemplated under clause 3.6 and in Schedule 4, neither it nor any Supplier has appointed any distributor or agent, whether in the Exclusive Territory or elsewhere, to promote, sell or distribute the Products and Services to any persons in the Exclusive Territory, which appointment shall remain in effect as of the Commencement Date;

(f)            before signing this Agreement and at all times during the Term, it obtained and maintains or will after the date of this Agreement obtain and maintain all necessary licences, permissions, approvals and consents required to enter into this Agreement and perform its obligations hereunder in the Exclusive Territory;

(g)           neither the execution of this Agreement nor the performance by it of its obligations under this Agreement will cause it to be in breach of any agreement or undertaking to which it is a party or is subject;

(h)           no Supplier shall take any action or omission which jeopardizes or puts at risk any of the Representative’s licenses or permits, and

10.2        Warranties of the Representative

The Representative represents and warrants to Stargames that:

(a)           it possesses the requisite authority to enter into and perform its obligations under this Agreement and it has the full, free and unrestricted rights to accept its appointment as the sole and exclusive distributor and systems integrator of Products in the Exclusive Territory for each Supplier under this Agreement, and that Representative’s exercise of its rights and obligations under this Agreement will not infringe any rights, claims or authorisations granted by the Representative to any third party;

(b)           before signing this Agreement and at all times during the Term, it obtained and maintains, or will after the date of this Agreement obtain and maintain, all necessary licences, permissions, approvals and consents required for the purposes of this Agreement;

(c)           neither the execution of this Agreement nor the performance by it of its obligations under this Agreement will cause it to be in breach of any agreement or undertaking to which it is a party or is subject;

(d)           it has made full disclosure of all information within its reasonable and actual knowledge which would be material to the decision of Stargames to enter into this Agreement;

(e)           the information given by it or on its behalf to Stargames with respect to this Agreement is true, complete and accurate in all material respects and none of that information is misleading, whether by inclusion of misleading information or omission of material information or both;

(f)            provided that the Supplier makes no changes or modifications thereto (other than changes or modifications which have been authorised in writing by the Representative), and to the best knowledge of the Representative, the Products developed solely or manufactured by the Representative or which are material to enable it to perform its obligations under this Agreement, and the promotion, sale and distribution of the same by the Representative or any of its Distributors under the terms of this Agreement will not, in the Exclusive Territory, infringe any Intellectual Property Rights or other proprietary rights of any third party;

(g)           the Representative is not a party to any legal action or proceedings applicable to the Exclusive Territory concerning any of its Intellectual Property Rights or any part thereof which are material to enable it to perform its obligations under this

Agreement and to the best knowledge of the Representative, no claim has been made nor is there any such threatened action or proceedings;

(h)           the Representative shall take no action or omission which knowingly or with reckless disregard jeopardizes or puts at risk, or a reasonable person in the Representative’s circumstances would (without any duty of inquiry or diligence) consider it more probable than not, will jeopardize or put at risk, any of the Supplier’s licenses or permits;

(i)            the Representative will comply with all laws, statutes and regulations applicable to it, including without limitation, all relevant provisions of the United States Foreign Corrupt Practices Act;

(j)            for the Term, the Representative will continue as a material obligation under this Agreement, to operate the business of distributing Products as a core business activity, it being the intent of the Parties that the maximum profitable sales will be achieved for the benefit of the Parties; and

(k)           [***]

10.3        Status of warranties

All representations and warranties in this Agreement survive the execution, delivery and termination of this Agreement and are repeated on each day during the Term and are given with the intent that liability under those representations and warranties will not be confined to breaches discovered prior to the date of this Agreement.

11           Products warranty

11.1        Factory Warranty

All Products manufactured and supplied by each Supplier or manufactured by Representative, shall carry a [***] warranty against faulty parts manufacture and workmanship. Such warranty period shall commence following acknowledgement of satisfactory installation from the end user.

11.2        Product Liability

The liability of each Supplier or the Representative in respect of any Product manufactured by it, if any, for damages relating to any defective Products or any breach of warranty or condition in relation to the Products will be limited to the replacement of those defective Products.

11.3        Limited Warranty

The warranties set forth in this clause 11 are intended solely for the benefit of the party for whom the Product is manufactured (“Buyer”). All claims hereunder shall be made by the Buyer and may not be made by Buyer’s customers. The limited warranties set forth above are in lieu of all other warranties, express or implied, by statute or otherwise, all of which are, to the extent permitted by law, hereby disclaimed and excluded by the party manufacturing the Product (“Manufacturer”), including without limitation any warranty of merchantability or fitness for a particular purpose or use and all obligations or liabilities on the part of the Manufacturer for damages arising out of or in connection with the use, repair or performance of the Products.

11.4        Excluded Claims

The Manufacturer shall have no obligation under any warranty in the event that:

(a)           repair or replacement of any Products shall have been required by normal wear and tear or necessitated in whole or in part by events attributable to force majeure or the negligence of the Buyer or its customers;

***Confidential Treatment Requested

(b)           the Product shall have been modified in any manner without prior written consent of the Manufacturer;

(c)           the Product shall not have been maintained or used in accordance with the Manufacturer’s or Supplier’s applicable operating and/or maintenance manuals, whether by the Buyer or its customer;

(d)           claims are made for shuffling Products and the customer of the Buyer has not used cards approved by the Manufacturer or the Supplier; or

(e)           damages or defects resulting from improper handling and/or non-usage of the original packing and the applicable packing instruction.

11.5        Limitation of Liabilities

(a)           Save and except for the agreed remedies as stated in clauses 5.5 and 5.9, in no event shall a party (the “Defaulting Party”), its directors, employees or agents be liable for any indirect or consequential loss, damage, cost or expense of any kind whatever and however caused whether arising under contract, tort (including negligence) or statute including but without limitation to loss of production, loss of or corruption to data, loss of profits or contracts, loss of operational time and/ or loss of goodwill or anticipated savings (collectively “Consequential Loss”), suffered or incurred by the other party or the other party’s customers (even if the Defaulting Party shall have been advised of the possibility of such potential loss or damage) arising from performance or non-performance of the Product or breach of any warranties, representations or terms or conditions under this Agreement provided that the exclusion of Consequential Loss in this clause shall not be applied if the breach relates to an unlawful termination of this Agreement by the Defaulting Party.

(b)           Nothing in this Agreement shall exclude or limit liability for death or personal injury resulting from the negligence of any of the parties or its employees while acting in the course of their employment.

12           Orders and deliveries

12.1        Order Forms

Unless otherwise agreed in writing by the Parties:

(a)           all orders for the Products and Services by the Representative shall be in writing using the format prescribed by the Supplier (the “Order Form(s)”) and shall be communicated to the Supplier by facsimile or email;

(b)           the Order Forms shall contain details of the descriptions and quantities of the Products, scope of works of the Services, time line required for delivery and the designated port of delivery, but each Order Form shall indicate that delivery is EX WORKS (as defined in clause 12.2), Supplier’s manufacturing facility;

(c)           each Order Form from the Representative is subject to acceptance in writing by Supplier at its principal office in Milperra, Australia, which acceptance shall be delivered by registered mail, e-mail or facsimile. Each Order Form shall be deemed to be an offer by the Representative to purchase Products pursuant to the terms of this Agreement and, when accepted by the Supplier as hereinabove provided, shall give rise to a contract under the terms of this Agreement to the exclusion of any additional or contrary terms set forth in the Representative’s Order Form or any other document not signed by the parties; and

(d)           time shall be of the essence in respect of the required delivery time set out in each accepted Order Form (which delivery time shall not be less than the minimum delivery time agreed in advance by the Parties) and the Representative shall be entitled to demand from Stargames, as its sole remedy, [***] under the

***Confidential Treatment Requested

relevant accepted Order Form from the date the relevant Products are due for delivery until the date of shipment of the same provided that the Supplier shall not be liable to pay such [***] for any delay in delivery of any Products due to a cause for such delay that is beyond its reasonable control.

12.2        Deliveries

All deliveries of Products shall be EX WORKS Supplier’s manufacturing facility. For the purposes of this Agreement, EX WORKS shall be construed in accordance with INCOTERMS 2000 of the International Chamber of Commerce (save that notwithstanding that definition the Supplier shall be responsible for organising the transport of the Products, including insurance costs, but all at the Representative’s cost and for the Representative’s account. The Supplier shall be responsible for organising shipment and shall have no further responsibility for the Products and all risk of damage, loss or delay in the Products shall pass to the Representative upon their delivery, at the EX WORKS manufacturing facility by the common carrier selected by the Supplier, which shall be for the Representative’s account. Legal ownership and title to a Product shall pass to the Representative upon shipment of the Product, but the Supplier shall retain a security interest in the Product until the Representative shall have paid the Product’s purchase price in full (including transportation and insurance costs to the location nominated by the Representative) and in connection therewith Stargames reserves the right whilst any delinquency in payment is continuing to require the Representative to execute any documents to legally validate, create or perfect a Supplier’s security interest. The Representative is obliged to state the retention of title in its books. The Supplier shall procure that the common carrier ensures that all Products are fully insured by the common carrier from the EX WORKS manufacturing facility. In the event of an extended delivery time, the Supplier shall notify the Representative of the delay as soon as practicable and in any event within 2 weeks of receiving the order. The Representative shall be responsible for all import/export taxes and costs. The Supplier reserves all rights with respect to shipped or delivered Products permitted by applicable law including, without limitation, the rights of rescission, repossession, resale and stoppage in transit until the full amount due from the Representative has been paid.

12.3        [***] Adjustment

For the avoidance of doubt, whilst all transportation and insurance costs and import and export duties and import and export taxes are for the Representative’s account, they nonetheless constitute a [***].

12.4        Accepted Order Forms

An accepted Order Form shall become binding and shall not be subject to cancellation or change by the Representative, either in whole or in part, unless the request for cancellation or change is made in writing not less than 21 days prior to the expected shipment date stated in that Order Form. The Supplier shall deliver the Products to the shipping port or flight terminal of the manufacturing place of the Products on or before the shipping date set out in the Order Form, all consistent with the above EX WORKS delivery terms.

12.5        Products manufactured in Australia

All Products sold to the Representative which are manufactured or shipped from Australia shall be exported from Australia [***] of such Products; if this does not occur as a consequence of any action taken by the Representative or omission on the part of the Representative intended or which is reasonably foreseeable to delay the export of such Products, the Representative shall pay all GST which is or becomes due on such Products.

***Confidential Treatment Requested

12.6        Stargames’ rights

Notwithstanding the foregoing, Stargames may refuse to accept any purchase orders or cancel or delay shipment of any order for Products previously accepted by Stargames if:

(a)           the Representative is overdue in its payments to Stargames;

(b)           the Representative is deemed to be insolvent, has an administrator or liquidator appointed, or is otherwise unable to pay its debts;

(c)           the Representative is in breach of any material provision of this Agreement;

(d)           the Representative does not meet, at the time of each order, Stargames’ or any Associated Companies’ credit worthiness policies or review;

(e)           Stargames believes (acting reasonably and in good faith), but in its sole and final discretion, it is at risk of not being timely paid in full by the Representative for any Products,

provided that if the refusal is based on any of the grounds set out in sub-clauses (d) or (e) of this clause 12.6, Stargames shall provide details of such grounds and the basis of such belief in writing at the time that it notifies the Representative of the refusal of the relevant order and shall consider in good faith, but in its sole and final discretion, any response provided by the Representative.

12.7        Advance payment or credit

Notwithstanding the foregoing, Stargames shall have the right in its sole and final discretion, to require either payment in advance or an irrevocable letter of credit or bank guaranty for any Product ordered, and before said Product is supplied, if Stargames reasonably believes it is at risk of not being promptly paid in full by the Representative. In connection therewith, Stargames agrees to give reasonable written notice to the Representative of Stargames’ belief (which shall contain details of the basis of its belief) and will consider in good faith, but in its sole and final discretion, any response provided by the Representative.

13           Manufacture of Relevant Gaming Machines

13.1        Stargames to initially manufacture Relevant Gaming Machines

Until such time as the Representative has built or acquired a manufacturing plant which satisfies each of the conditions, obligations, limitations and/or requirements of clause 13.4, Stargames and/or another Supplier will supply to and manufacture or procure the manufacturing of Relevant Gaming Machines for sale by the Representative. Each such Relevant Gaming Machine [***] the Gaming Machine Cost.

13.2        Representative to be able to monitor manufacturing

Stargames will ensure that at all times that it is manufacturing Relevant Gaming Machines for supply to and sale by the Representative, the Representative will have reasonable access at its cost (provided that no Supplier will charge the Representative a fee for providing the Representative with such reasonable access),to all of the necessary technical and other staff of Stargames and/or any Supplier to enable it to reasonably monitor all material aspects of the manufacturing of those Relevant Gaming Machines reasonably sufficient to enable it to build a manufacturing plant.

13.3        No Obligation

Notwithstanding any other clause of this Agreement that refers to the manufacturing arrangements, the Representative is not obliged to manufacture any Product until suitable arrangements have been agreed by both Stargames and the Representative, and until such time, each Supplier shall continue to have the exclusive right to

***Confidential Treatment Requested

manufacture its Products and the Representative shall have no manufacturing rights to the Products.

13.4        Representative’s ability to commence manufacturing

The Representative intends at a future point in time to build or acquire a manufacturing plant [***] that will manufacture Gaming Machines. The Representative will keep Stargames fully informed about the construction or acquisition of the manufacturing plant. Subject to:

(a)           to Stargames’ reasonable satisfaction, the manufacturing plant becoming fully operational and capable of manufacturing sufficient quantities of Relevant Gaming Machines at a competitive cost and of appropriate quality (in accordance with pre-determined specifications set out in any separate manufacturing agreement entered into by the Parties);

(b)           the Representative and Stargames entering into a written manufacturing agreement consistent with the applicable terms of this Agreement;

(c)           all necessary regulatory consents being obtained;

(d)           the manufacturing relationship between the Representative and Stargames not causing any jeopardy or risk to any gaming License or approval held (at any time) by any Supplier;

(e)           Stargames or Shuffle Master (as the case may be) having completed such additional due diligence on the Representative as it elects;

(f)            the Representative having fully cooperated with any regulatory due diligence needed to be done by Stargames or Shuffle Master (as the case may be) for regulatory compliance; and

(g)           the Representative not being in material breach of this Agreement:

(i)            the Representative will manufacture [***] intended for Casinos in the Exclusive Territory at that manufacturing plant;

(ii)           subject to any existing legal obligations of Stargames and Stargames not being put in breach of any existing legal obligations, Stargames will [***] intended for persons in the Exclusive Territory that it has in place in the Asian region and will appoint the Representative [***] for persons in the Exclusive Territory; and

(iii)          thereafter, the Parties will negotiate in good faith regarding the appointment of the Representative if appropriate [***]. Before making this appointment, Supplier will need to be reasonably satisfied, in its sole and final discretion, that, among other things, the plant is capable of manufacturing sufficient quantities of Relevant Gaming Machines at a competitive cost and of appropriate quality and in a manner so as to timely deliver same as Stargames require and as Stargames is currently doing.

13.5        Ownership of Manufacturing Plant

The parties recognise that the manufacturing plant may not be wholly owned by the Representative and that the manufacturing plant may be co-owned with third parties, but the Representative will always have control and majority equity interests in the ownership of the manufacturing plant. This provision shall not be deemed to modify or reduce any of the Representative’s obligations respecting the manufacturing of Gaming Machines.

13.6        Limitation on Representative’s ability to manufacture

Without the prior written express consent of Stargames, the Representative will not manufacture any Gaming Machines or Table Gaming Products (other than Relevant

***Confidential Treatment Requested

Gaming Machines or Relevant Table Gaming Products) either for its own account or for any other Gaming Machine or Table Gaming Product supplier in the manufacturing plant as contemplated in clause 13.3, nor will Representative, without the prior written consent of Stargames, assist any other entity in doing any of the activities which it is not permitted by this clause 13.6 to do.

13.7        Products warranty

Subject to clause 13.3 above:

(a)           all Relevant Gaming Machines manufactured by the Representative in its manufacturing plant shall carry a return to factory warranty against faulty parts, manufacture and workmanship. The length and starting date of such warranty period shall be agreed by the parties prior to the Representative commencing to manufacture any Relevant Gaming Machines.

(b)           The liability of the Representative, if any, for damages relating to any allegedly defective Gaming Machines manufactured by the Representative or any breach of warranty or condition in relation to the Gaming Machines manufactured by the Representative will be limited to replacement of the Gaming Machines or the refund of the actual price paid for such Gaming Machines.

13.8        Manufacture of Relevant Table Gaming Products

If during the Term the Representative desires to also manufacture the Relevant Table Gaming Products it will notify Stargames of this intention and upon doing so the Representative and Stargames will meet and negotiate in good faith regarding the merits of the Representative also manufacturing the Relevant Table Gaming Products, with Stargames having the final decision, in its sole and final discretion, as to whether to have Representative so manufacture.

14           Payments for Relevant Gaming Machines

14.1        Royalties

The Representative will pay to Stargames a royalty of [***] earned or received by either the Representative or any Distributor on all Relevant Gaming Machines sold to Casinos in the Exclusive Territory by the Representative or any Distributor.

14.2        Payment of Cost and Royalty

(a)           [***] to the Representative:

(i)            all Gaming Machine Costs will be paid based on the number of Relevant Gaming Machines that the Representative or any Distributor of the Representative has ordered from Supplier and which has been shipped to the Representative and has not been lawfully returned due to defects therein pursuant to the provisions of clause 12 hereof;

(ii)           the Representative will also pay the royalty on all Relevant Gaming Machines shipped to Designated Clients that have not been lawfully returned by the Representative due to defects therein; and

(iii)          the royalty on all other Gaming Machines shipped in the Exclusive Territory (or, if applicable, outside the Exclusive Territory) will be [***].

(b)           At the end of each month or on another date in each month mutually agreed to by the Parties for this purpose (“Statement Date”), the Representative shall send to Stargames a truthful and accurate written statement (“Statement”) of the Representative’s invoices issued to its customers for the previous monthly period, listing the names and addresses of each of the Representative’s customers

***Confidential Treatment Requested

(end-users), the invoiced amount of each sale, and the amount already settled and paid by such customers.

14.3        Minimum Royalty

(a)           During the Term, subject to clause 3.6 (if applicable), and provided that neither Stargames nor Shuffle Master is in material breach (which breach has not been remedied as provided in clause 22.1(b) in a manner that has not materially affected the Representative’s ability to sell and distribute Relevant Gaming Machines to Casinos in the Exclusive Territory) of any of its obligations under this Agreement which breach adversely and directly affects in any material manner the Representative’s ability to sell and distribute any Relevant Gaming Machines to Casinos in the Exclusive Territory,  then the Representative will ensure that the royalty paid to Stargames, for each of the first three (3) contract years, in respect of the distribution of the Relevant Gaming Machines to Casinos in the Exclusive Territory will be at least the following amounts in each contract year:

A$	First Contract Year from Commencement Date	Second Contract Year from Commencement Date	Third Contract Year from Commencement Date
Minimum Royalty ("Minimum Royalty")	[***]	[***]	[***]

(b)           Any Royalty paid to Stargames [***] payable in a contract year may be [***]. In any contract year [***].

(c)           The [***] only relates to sales of Relevant Gaming Machines to Casinos in the Exclusive Territory.

(d)           [***].

14.4        Audit Rights

Stargames shall have full audit rights (at its sole cost) regarding all sales or other distributions of Relevant Gaming Machines or otherwise in order to verify the royalties due.

14.5        Stargames [***]

(a)           Stargames will pay or will procure each Supplier to pay [***] that are sold, after the Commencement Date,  which Products incorporate any of the Intellectual Property that is developed, after the Commencement Date, by the Representative either solely or jointly with a Supplier.

(b)           The amount of the [***] will be determined from time to time by agreement between the Parties at the time that any Intellectual Property that is developed, after the Commencement Date, by the Representative either solely or jointly with a Supplier is incorporated into any Gaming Machine or Table Gaming Products which is sold by any Supplier.

(c)           To the extent that any Gaming Machines or Table Gaming Products that incorporate any of the Intellectual Property that is developed by the Representative either solely or jointly with a Supplier are sold to persons in the Exclusive Territory the amount of the [***] to the Representative pursuant to this clause 14.5 will be [***] by the Representative to Stargames pursuant to clause 14.1. Notwithstanding [***] made pursuant to this clause, the [***] pursuant to clause 14.1 will be taken into account when calculating whether the Representative has satisfied its obligation to pay the [***] as required by clause 14.3.

***Confidential Treatment Requested

(d)           If any sales of such Gaming Machines or Table Gaming Products containing Intellectual Property that is developed, after the Commencement Date, by the Representative either solely or jointly with a Supplier are made by any Supplier outside the Exclusive Territory, Stargames will provide the Representative with monthly reports within 30 days of the end of each month detailing the number of such Gaming Machines and such Table Gaming Products sold in that month in respect of which [***] pursuant to this clause and will [***] within 30 days of the end of that month.

(e)           Nothing in this clause requires Stargames to utilise any Intellectual Property that is developed, after the Commencement Date, by the Representative either solely or jointly with a Supplier in any Gaming Machines or Table Gaming Products that are sold by any Supplier.

14.6        Changes to the Gaming Machine Cost

Any changes to the Gaming Machine Cost must only be effected by a Supplier in accordance with any other applicable provisions of this Agreement and such change will not be capable of being applied to any unfilled order placed by the Representative prior to the date on which any notice of a change in the Gaming Machine Cost becomes effective.

15           Payments for Relevant Table Gaming Products

15.1        Table Gaming Product Prices

The Representative will pay to Stargames, or if it so directs to the relevant Supplier, the Relevant Table Gaming Product Distribution Price for the Relevant Table Gaming Products ordered by the Representative, [***] to the Representative by Stargames or the applicable Supplier.

15.2        [***] Table Gaming Products

(a)           During the Term, and provided that neither Stargames nor Shuffle Master is in material breach (which breach has not been remedied as provided in clause 22.1(ii) in a manner that has not materially affected the Representative’s ability to sell and distribute Relevant Table Gaming Products to Casinos in the Exclusive Territory) of any of its obligations under this Agreement which breach adversely and directly affects in any material manner the Representative’s ability to sell and distribute any Relevant Table Gaming Products to Casinos in the Exclusive Territory, then the Representative will ensure that [***] Casinos in the Exclusive Territory [***] agreed by the parties in respect of each such year.

(b)           The Representative and Stargames will use all reasonable endeavours to agree on the [***]:

(i)            shufflers;

(ii)           easy chippers; and

(iii)          intelligent shoes,

within three (3) months of the Commencement Date. If the Representative and Stargames are not able to reach agreement within that time then the Representative shall have no distribution or other rights in respect of Relevant Table Gaming Products and clause 3.2 shall have no further force or effect, in which case any Supplier shall be entitled to sell, distribute or market Relevant Table Gaming Products in the Exclusive Territory, in such Supplier’s sole and final discretion.

(c)           Any Relevant Table Gaming Products ordered by the Representative in the [***] for that year may be [***], but the [***] of Relevant Table Gaming Products that [***] required to be ordered in that year.

***Confidential Treatment Requested

(d)           [***]

(e)           The [***] only relates to sales of Relevant Table Gaming Products to Casinos in the Exclusive Territory.

15.3        Changes to the Relevant Table Gaming Product Distribution Price

Any changes to the Relevant Table Gaming Product Distribution Price must only be effected by a Supplier in accordance with any other applicable provisions of this Agreement and such change will not be capable of being applied to any unfilled order placed by the Representative prior to the date on which any notice of a change in the Relevant Table Gaming Product Distribution Price becomes effective.

15.4        Audit Rights

Stargames shall have full audit rights (at its sole cost) regarding all sales or other distributions of Relevant Table Gaming Products or otherwise in order to verify the amounts due for the Relevant Table Gaming Products ordered.

16           Ownership and protection of Intellectual Property

16.1        Pre-Existing Intellectual Property

The Parties agree that all right, title and interest, in and to, the Pre-existing Representative Intellectual Property and the Pre-Existing Shuffle Master Intellectual Property will, at all times, remain the sole and exclusive property of the Representative and Stargames, respectively.

16.2        Improvements

The Parties agree that, subject to the foregoing provisions of this Agreement, each Party will own all Intellectual Property in, and to, any and all Improvements and/or any other gaming technologies, which are developed or created by such Party prior to the commencement of the Joint Ownership Period, including any Improvements which have been developed as a consequence of any involvement or assistance received from any other Party.

17           Confidentiality

17.1        Confidential Information

Each Party agrees and undertakes to every other Party that during the Term and [***], it will (and it will ensure that the members of its Group will):

(a)           maintain the confidential and secret nature of all Confidential Information received by it from any other Party and will not disclose such Confidential Information to any third party otherwise than in the performance of its obligations under this Agreement; and

(b)           not directly or indirectly use or attempt to use any such Confidential Information in a manner that may injure or cause loss either directly or indirectly to any other Party or contravene the provisions of this clause.

17.2        Exclusions

Clause 17.1 shall not however apply to:

(a)           disclosures required by law, statutory bodies or regulatory authorities;

(b)           disclosures to employees, agents or contractors who have a need to know and only to the extent necessary for each of them to perform his or her duties;

***Confidential Treatment Requested

(c)           disclosure or use of any information which was, is in or enters the public domain other than by breach of this Agreement;

(d)           disclosure or use of any information which is independently developed by the relevant Party as evidenced by written records; or

(e)           disclosure or use of any information which is received in good faith by one Party from a third party not subject to a duty of confidentiality.

17.3        Compliance by employees, agents and sub-contractors

Each Party undertakes to every other party that it will take all reasonable steps as shall from time to time be necessary to ensure compliance with the provisions of this clause by its (and/or its Designated Clients’) employees, agents and sub-contractors.

18           Gaming Machine branding

18.1        Branding of Relevant Gaming Machines

Subject to clause 18.2, the Parties agree that any Relevant Gaming Machines sold by the Representative will bear, such branding, name and trademarks as the Parties may consider as being the most attractive to its customers.

18.2        Stargames’ Name

Each Relevant Gaming Machine will bear Stargames’ name in such reasonable position as may be acceptable to all parties.

18.3        Trademark

(a)           During the Term and subject to each of the terms and conditions in this Agreement and provided there is no Actioned Material Breach on the part of the Representative, the Representative shall have the non-exclusive right to use each Supplier’s trademarks in promoting the sale of Products and Services to persons in the Exclusive Territory.

(b)           The Representative agrees to comply with the instructions issued by each Supplier relating to the form and manner in which that Supplier’s trade name and trademarks are used.

(c)           The Representative agrees to discontinue upon notice from Stargames any practice or use of the trademarks that might adversely affect the rights or interest of a Supplier in its trademarks.

18.4        Branding of Relevant Gaming Machines

The Parties jointly agree that any Relevant Gaming Machines sold by the Representative will bear, such branding, name and trademarks as the Parties may consider as being the most attractive to the Representative’s customers and in doing so the Supplier will licence the Representative to use its trade marks.

18.5        Joint Logo

The Parties agree to work in good faith to develop a joint logo for the Relevant Gaming Machines.

19           Escrow

19.1        Escrow of Stargames’ Intellectual Property

Subject to any regulatory requirements, limitations or prohibitions, Stargames must ensure that during the Term all Intellectual Property in tangible form including all source code and all Improvements that are used by a Supplier:

(a)           in any Relevant Gaming Machine; and

(b)           where the Parties have otherwise, in writing, agreed, in any Relevant Table Gaming Product,

are deposited with and are held by an independent escrow agent acceptable to all Parties.

19.2        Release from Escrow of Stargames’ Intellectual Property

The terms of the escrow referred to in clause 19.1 shall permit the deposited materials to be released to the Representative for unconditional use (in any manner permitted under this Agreement or the R & D Centre Agreement) if this Agreement is terminated due to the insolvency or material uncured breach, after written notice and a 30 day cure period, of Stargames or any applicable member of the Stargames Group of any of its obligations under this Agreement. If the deposited materials are released to the Representative otherwise than as a consequence of the insolvency of Stargames then the Representative shall only be permitted to use the deposited materials for the balance of the twenty years that the Term would have continued.

19.3        Escrow of the Representative’s Intellectual Property

The Representative must ensure that during the Term all Intellectual Property of the Representative in tangible form including all source code and all Improvements that are used by a Supplier in any Product are deposited with and are held by an independent escrow agent acceptable to all Parties.

19.4        Release from Escrow of the Representative’s Intellectual Property

The terms of the escrow referred to in clause 19.3 shall permit the deposited materials to be released to Stargames for unconditional use (in any manner permitted under this Agreement or the R & D Centre Agreement) if this Agreement is terminated due to the insolvency or material breach of the Representative of any of its obligations under this Agreement. If the deposited materials are released to Stargames otherwise than as a consequence of the insolvency of the Representative then Stargames shall only be permitted to use the deposited materials for the balance of the twenty years that the Term would have continued.

20           [***] of the Representative

20.1        [***]

 [***]

20.2        Participation by Shuffle Master

[***] Shuffle Master will be [***].

***Confidential Treatment Requested

21           Indemnity

21.1        Indemnity by Each Party

Subject to clause 11.5, each Party (“Indemnifying Party”) releases and indemnifies each other Party (each an “Indemnitee”), its directors, officers, servants and agents against all Claims (including the cost of defending or settling any Claim) which may be instituted against any Indemnitee arising out of:

(a)           a breach by the Indemnifying Party (or any sub-contractor, agent or employee of the Indemnifying Party) of any of the Indemnifying Party’s material obligations or warranties under this Agreement; or

(b)           any claim made against an Indemnitee in relation to workers’ compensation or by any taxation authority in connection with the employees or activities of the Indemnifying Party,

and the amount of all claims, damages, costs and expenses which may be paid, suffered or incurred by an Indemnitee in respect of any such loss, damage or injury shall be made good at the Indemnifying Party’s expense and may be deducted from any monies due or becoming due to the Indemnifying Party.

21.2        Indemnity by Stargames

Subject to clause 11.5, Stargames shall indemnify, defend and save and hold harmless the Representative, its Group and their Associated Companies, and the directors, officers, employees, representatives and agents (either of the Representative’s or of any member of its Group) from and against all claims, lawsuits, losses and expenses arising out of or resulting from:

(a)           any breach or inaccuracy of any of the representations or warranties set out in clause 10.1; or

(b)           any breach of Stargames or Shuffle Master’s or any Supplier’s obligations or agreements under this Agreement,

provided that Stargames’ liability under this clause shall be reduced proportionately if the Representative’s negligence, wilful default or breach of the Agreement has contributed to the relevant claims, lawsuits, losses or expenses incurred by the Representative, its Group entities, and its and their Associated Companies, or their directors, officers, employees, representatives or agents.

21.3        Indemnity by Representative

Subject to clause 11.5, the Representative shall indemnify, defend and save and hold harmless Shuffle Master, any Supplier, its and their Group entities, and its and their Associated Companies, and the directors, officers, employees, representatives and agents, of any of the foregoing from and against all claims, lawsuits, losses and expenses arising out of or resulting from:

(a)           any breach or inaccuracy of any of the representations or warranties set for in clause 10.2; or

(b)           any breach of any of the Representative’s or Melco’s obligations or agreements under this Agreement,

provided that the Representative’s liability under this clause shall be reduced proportionately if a Supplier’s negligence, wilful default or breach of the Agreement has contributed to the relevant claims, lawsuits, losses or expenses incurred by Shuffle Master, any Supplier, its and their Group entities, and its and their Associated Companies, and their directors, officers, employees, representatives and agents.

21.4        Regulatory compliance

Throughout the continuance of this Agreement, the Indemnifying Party shall conform at its own cost and expense with all laws of any applicable jurisdiction and all regulations, by-laws, ordinances or orders made under them and the lawful requirements of any public, municipal or other authority so far as they may affect or apply to the Indemnifying Party or the performance of its obligations under this Agreement and the Indemnifying Party shall indemnify each Indemnitee from and against any and all actions, costs, charges, claims and demands in respect of them.

21.5        Status of indemnities

Each indemnity in this Agreement:

(a)           is a continuing obligation;

(b)           constitutes a separate and independent obligation of the Party giving the indemnity from its other obligations under this Agreement; and

(c)           survives termination of this Agreement.

22           Termination

22.1        Termination by the Representative

(a)           The Representative may terminate this Agreement immediately by notice in writing to Stargames if:

(i)            an Insolvency Event occurs in relation to Stargames, Shuffle Master or any Supplier; or

(ii)           either Shuffle Master, Stargames or any other Supplier commits a material breach of any of its obligations, representations or warranties under this Agreement which:

(A)          if capable of being remedied, is not remedied within [***] of notice from the Representative specifying the breach and requiring it to be remedied, except that the period for remedying a breach of any financial obligation or obligation to make a payment shall be [***] from said notice; or

(B)           is not capable of remedy; or

(b)           After the [***], the Representative may terminate this Agreement on [***] in writing to Stargames (or such shorter period as Stargames may specify) if:

(i)            Stargames has decided to [***] in its sole and final discretion in accordance with clause 8.1(l) that the Representative has been selling in the Exclusive Territory; and

(ii)           Stargames has [***]; and

(iii)          such discontinuation will, in the sole and final opinion of the Representative, render it [***]; and

(iv)          the Representative has given notice of this to Stargames and the Parties [***] have not been able to come up with mutually acceptable arrangement that will render it [***].

22.2        Termination by Stargames

Stargames may terminate this Agreement immediately by notice in writing to the Representative if:

(a)           an Insolvency Event occurs in relation to the Representative or Melco; or

***Confidential Treatment Requested

(b)           either the Representative or Melco commits a material breach of any of its obligations, representations or warranties under this Agreement which:

(i)            if capable of being remedied, is not remedied within [***] of notice from Stargames specifying the breach and requiring it to be remedied, except that the period for remedying a breach of any financial obligation or obligation to make a payment shall be [***] from said notice; or

(ii)           is not capable of remedy;

(c)           the Representative, any Associated Company or any Group entity of the Representative takes any action or fails to take any action which jeopardizes or puts at risk any corporate, gaming or other regulatory licence, permit and/or approval (existing or pending) (each a “Licence”) of either Stargames or Shuffle Master in any jurisdiction;

(d)           any governmental agency takes any action against the Representative, any Associated Company, or any Group entity of the Representative which governmental action jeopardizes any Licence of Shuffle Master or Stargames in any jurisdiction;

(e)           any regulatory or governmental agency indicates that Shuffle Master’s or Stargames’ relationship or transaction of business with the Representative or Associated Company or Group entity of the Representative puts at jeopardy or risk any Licence of Shuffle Master or Stargames;

(f)            If there is a change in the ownership of the controlling shareholder of the Representative or Melco and such material change is made in a manner that jeopardizes or puts at risk any Licence of Shuffle Master or Stargames; or

(g)           any failure by Representative to pay any royalties, costs, Minimum Royalties or other payments due under clauses 14 or 15, within 10 days after written notice of such payments being due.

For the avoidance of doubt but without modifying or limiting Stargames rights under this clause 22.2, Stargames shall not use any regulatory issues as a subterfuge to improperly terminate this Agreement. Stargames shall also not be entitled to terminate this Agreement solely because it is of the view that on termination of this Agreement it or any Supplier or any other person would be able to perform the obligations of the Representative under this Agreement in a manner that is superior to the manner in which the Representative has performed its obligations, provided that nothing contained in this clause shall prevent, delay or hinder any Supplier from terminating this Agreement in the event of a material breach by the Representative of its obligations under this Agreement which is not rectified within any applicable cure period.

22.3        Termination by either Party

A Party may terminate this Agreement if permitted to do so by clause 29.12(b).

22.4        Interest

If any payment is not made by a Party when due, interest accrues on such payment at the penalty interest rate fixed by the Attorney-General under the Penalty Interest Rates Act (Vic) 1983 on a daily basis from the due date for payment up to the date of actual payment and is compounded monthly, both before and after judgment (as a separate and independent obligation).

***Confidential Treatment Requested

23           Obligations and rights following termination

23.1        Confidential Information, Products and Services

Upon termination of this Agreement for any reason, or expiration of the Term:

(a)           subject to clause 19, each Party shall return all Confidential Information which belongs to any other Party; and

(b)           the Representative shall cease promoting, selling and distributing the Products and Services and shall cease using each Supplier’s trade name and trade marks.

23.2        Rights and liabilities of Parties

(a)           Any termination or expiration of this Agreement shall be without prejudice to any rights or liabilities of any Party to or against any other Party accrued at the date of termination or expiration or in respect of any breach of any other Party of any of its obligations under this Agreement or any amount owing, due or payable under this Agreement. Further, and subject to clause 11.5 the terminating Party shall be entitled to pursue all rights, remedies and damages against the non-terminating Party as may exist under applicable law.

(b)           If this Agreement is lawfully terminated by the Representative pursuant to clause 22.1, the Representative shall cease to be liable to pay nor remain committed to pay any portion of the [***] referred to in clause 14.3 or any amount committed to be paid pursuant to clause 15.2 on account of the [***] in respect of the contract year in which this Agreement is terminated nor in respect of any subsequent contract year.

(c)           If this Agreement is terminated by Stargames pursuant to clause 22.2(c) (provided that the action or inaction on the part of the Representative referred to in that clause does not, in and of itself, constitute a breach by the Representative of its obligations under this Agreement), 22.2(e) or clause 22.2(f):

(i)            within [***] of the Commencement Date then the Representative shall not be liable to pay or remain committed to pay any amount on account of the [***] or any amount committed to be paid pursuant to clause 15.2 on account of the in respect of the [***]; and

(ii)           at any other time during the [***] after the Commencement Date, then the Representative shall only be liable for the proportion of the [***] for that contract year or the proportion of the payment in respect of the [***] for that contract year that the number of days elapsed in that contract year prior to the termination date bears to the three hundred and sixty five days of that contract year.

(d)           In no event, shall the Representative be relieved of its obligation to fully pay any royalties or other amounts in connection with any Product which, pursuant to clause 12.2, has been shipped to the Representative.

23.3        Survival of certain terms and conditions

Any terms or conditions of this Agreement which are capable of having effect after the termination or expiration of this Agreement shall remain in full force and effect following the termination or expiration of this Agreement.

23.4        Notice to Stargames

Within [***] after any termination or expiration of this Agreement, the Representative shall by written notice inform Stargames of its stock of the Relevant Gaming Machines and Relevant Table Gaming Products on hand at the time of such termination or expiration.

23.5        Election of Stargames

Stargames will have [***] from the date of termination to elect to purchase Representative’s stock of Relevant Gaming Machines and Relevant Table Gaming Products, and if it elects to do so Stargames agrees to repurchase:

(a)           the [***]; and

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(b)           the [***],

from the Representative and pay the Representative for the same within [***] days from the date of delivery of such Products. All transportation and insurance costs for such repurchase shall be borne by Stargames unless the termination is due to a breach of this Agreement by the Representative and the relevant Products shall be deemed delivered by the Representative to the Supplier at the relevant shipping port or flight terminal as notified by the Representative. If the Supplier does not elect to purchase any or all of such stock of Products from the Representative, the Representative shall have [***] from the end of said [***] period to sell said stock, but such sales shall only be permitted within the countries which were within the Exclusive Territory when this Agreement was in effect.

24           Relationship of Parties

24.1        Position of Stargames

(a)           Shuffle Master confirms and agrees that Stargames has been duly authorised and empowered by Shuffle Master to represent Shuffle Master and each Supplier under this Agreement in relation to the supply, sale and if applicable, manufacture of Relevant Table Gaming Products but only as same relate to the Exclusive Territory. Accordingly, all commitments and decisions made by Stargames and all rights conferred by Stargames under or in respect of this Agreement are made with the express consent and support of Shuffle Master and to the extent that they require any action on the part of Shuffle Master or any Supplier to be performed will be binding on Shuffle Master and each relevant Supplier. Shuffle Master will not take any action that conflicts with any commitments or decisions made or rights conferred on the Representative by Stargames under this Agreement. Shuffle Master understands and agrees that the Representative is entering into this Agreement in reliance on this clause 24.1(a).

(b)           Melco confirms and agrees that the Representative has been duly authorised and empowered by Melco to enter into and perform all of its obligations under this Agreement. Accordingly, all commitments and decisions made by the Representative and all rights conferred by the Representative under or in respect of this Agreement are made with the express consent and support of Melco and to the extent that they require any action on the part of Melco to be performed will be binding on Melco. Melco will not take any action that conflicts with any commitments or decisions made or rights conferred on Stargames by the Representative under this Agreement. Melco understands and agrees that the Representative is entering into this Agreement in reliance on this clause 24.1(b).

(c)           Shuffle Master shall indemnify, defend and save harmless the Representative, its Group and the directors, officers, employees, representatives and agents (either of the Representative or of any member of its Group) from and against all claims, lawsuits, losses and expenses arising out of or resulting from any breach by Stargames of any of its obligations under this Agreement or any breach by Shuffle Master of its obligations pursuant to clause 24.1(a) provided that Shuffle Master’s liability under this clause shall be reduced proportionately if the Representative’s negligence, wilful default or breach of the Agreement has contributed to the relevant claims, lawsuits, losses or expenses incurred by the Representative; however, this indemnity will cease to apply on the first date on which both of the following are true:

(i)            Stargames is listed on any recognised stock exchange; and

(ii)           Shuffle Master no longer owns or controls more than 50% of the voting shares of or economic interests in Stargames.

***Confidential Treatment Requested

(d)           The Representative’s parent company, Melco, shall indemnify, defend and save harmless Stargames, its Group and the directors, officers, employees, representatives and agents (either of Stargames or of any member of its Group) from and against all claims, lawsuits, losses and expenses arising out of or resulting from any breach by the Representative of any of its obligations under this Agreement (other than the Representative’s obligations to pay the [***] or acquire the [***] or any breach by Melco of its obligations pursuant to clause 24.1(b) provided that Melco’s liability under this clause shall be reduced proportionately if a Supplier’s negligence, wilful default or breach of the Agreement has contributed to the relevant claims, lawsuits, losses or expenses incurred by the Supplier, and further provided that Melco’s indemnity shall include Representative’s obligations to order sufficient Relevant Gaming Machines to cover the [***] and to acquire the [***] and to pay for those Relevant Gaming Machines and Relevant Table Gaming Products. This indemnity will cease to apply on the first date on which both of the following are true:

(i)            the Representative is listed on any recognised stock exchange; and

(ii)           Melco no longer owns or controls more than 50% of the voting shares of or the economic interests in the Representative.

24.2        Relationship of Parties

The relationship between the Parties is contractual only and this Agreement does not create a partnership, employment, joint venture, fiduciary or any other legal relationship.

24.3        No power to bind

No Party has (and will not represent that it has) any power, right or authority to bind any other or to assume or create any obligation or responsibility, express or implied, on behalf of any other Party or in any other Party’s name.

24.4        Responsible for sub-contractors

Any sub-contractor, Distributor, or agent engaged by a Party with the consent of each other Party will be the commercial and contractual responsibility of the Party engaging that sub-contractor and will be subject to the terms and conditions of this Agreement.

24.5        No relief from obligations

A Party will not be relieved of any of its obligations under this Agreement as a result of entering into any sub-contracts.

24.6        No liability for tax

It is expressly agreed between the Parties that the other party will not be liable for any income, withholding, or other tax which may be levied by any jurisdiction on the royalties paid by a Party.

25           Publicity

Unless required by law, regulation or gaming authority, each Party agrees that it will not, issue any news release, public announcement, or advertisement relating to this Agreement or its subject matter, nor will it otherwise publicise this Agreement or its subject matter, without first obtaining the written approval of all other Parties.

***Confidential Treatment Requested

26           Non-solicitation

26.1        Non-solicitation

Subject to clauses 26.2 and 26.3, except with the express written consent of the other Parties, each Party covenants with every other Party that it will not and will ensure that none of the members of its Group will, during the Term and for a period of [***] thereafter, on its own behalf or on behalf of any person, firm or company, directly or indirectly endeavour to entice away or hire from any other Party and/or employ any person who is or was any other Party’s employee or who has at any time during the [***] period immediately preceding the termination or expiration of this Agreement, been employed or engaged by any other Party.

26.2        Exceptions to non-solicitation

Clause 26.1 does not apply where an employee of a Party seeks employment with another Party in response to an advertisement placed into the public domain for that position unless that other Party has solicited, directly or indirectly, the application from that employee for that position.

26.3        Employment

Stargames hereby consents to the employment by the Representative of Mr Damien Huang, Software Team Leader.

27           Dispute Resolution

27.1        No court proceedings

If a dispute arises out of or in relation to this Agreement (“Dispute”) no Party to the Dispute (“Disputant”) will start court proceedings (except proceedings seeking interlocutory relief) unless it has complied with this clause 27.

27.2        Notice

A Party claiming that a Dispute has arisen must notify each other Disputant in writing giving details of the Dispute and its proposal for a resolution.

27.3        Initial Period

For a [***] period after a notice is given (“Initial Period”) each Disputant must use all reasonable endeavours to resolve the Dispute and the chief executive officer, or his designee, of each Disputant will meet within the first [***] of that period with that aim.

27.4        Appointment of mediator

(a)           If the Dispute remains unresolved at the end of the Initial Period, it must be referred for mediation at the request of any Disputant to:

(i)            a person mutually agreed on by the Disputants; or

(ii)           if agreement is not reached within [***] of the end of the Initial Period, a mediator nominated pursuant to the rules of the ICC.

(b)           The mediation process will cease if the dispute has not been settled within [***] after the mediator being appointed, or any longer time agreed by the parties (Mediation Period).

***Confidential Treatment Requested

27.5        Role of mediator

The role of any mediator is to assist in negotiating a resolution of the Dispute. A mediator may not make a decision that is binding on a Disputant unless that Disputant has agreed to this in writing.

27.6        Referral if no resolution

If the Disputants are unable to resolve the Dispute within the Initial Period and the Mediation Period, each Disputant agrees that the Dispute must be referred to ICC arbitration before 1 arbitrator, who shall be experienced in commercial and intellectual property disputes, at the written request of either Disputant. The rules of the ICC shall govern the arbitration. The arbitration shall be conducted in the English language.

27.7        Venue and representation

Unless otherwise mutually agreed between the Disputants, any mediation and, if relevant, arbitration will take place in Melbourne, Australia and the Disputants will be entitled to legal representation.

27.8        Timeframe

Each Disputant will use all reasonable endeavours to resolve the Dispute through mediation and, if relevant arbitration as soon as is practical, including, but not limited to, providing the mediator and, if relevant, arbitrator with all information relevant to the Dispute.

27.9        Confidentiality

Any information or documents disclosed by a Disputant under this clause must be kept confidential and may not be used except to attempt to resolve the Dispute.

27.10      Costs

Each Disputant must bear its own costs of complying with this clause 27. The Disputants must bear equally the mediator’s costs. The Disputants must bear the relevant arbitrator’s costs in such proportions as the arbitrator may determine. The prevailing Disputant, if any, as determined by the arbitrator, shall be entitled in addition to any other award or damages to its attorney fees and arbitration costs against the unsuccessful Disputant.

27.11      Litigation

If a party is aggrieved by the decision of the arbitrator it may appeal that decision to the courts of the State of Victoria, Australia and the courts of appeal therefrom.

27.12      Limits of Review

(a)           Notwithstanding anything contained herein to the contrary, even if a Party’s reasonableness or good faith is required, any consent, approval, disapproval, rejection or decision which may be made in a Party’s sole and final discretion, shall not be capable of being delayed or prevented by any mediation, arbitration or other dispute resolution means.

(b)           Notwithstanding the provisions of clause (a), a Party that is aggrieved by the exercise of the discretion of another Party and considers that it is entitled to a legal remedy in respect of the exercise of that discretion (such as where the discretion is exercised in bad faith) shall be entitled to seek damages or any other remedy (other than specific performance) in respect of the exercise of that discretion.

28           Notices

28.1        Method

All notices, requests, demands, consents, approvals, offers, agreements or other communications (“notices”) given by a Party under or in connection with this Agreement must be:

(a)           in writing;

(b)           signed by the Party giving notice or a person duly authorised by that Party;

(c)           directed to the recipient’s address (as specified in clause 28.3 or as varied by any notice);

(d)           hand delivered, sent by prepaid post or transmitted by facsimile to that address; and

(e)           sent to each other Party.

28.2        Receipt

A notice given in accordance with this clause is taken as having been given and received:

(a)           if hand delivered at or before 4.30 pm, Melbourne time, on a Business Day, on delivery, otherwise at 9.30 am, Melbourne time, on the next Business Day;

(b)           if sent by prepaid post:

(i)            within Australia, on the second Business Day after the date of posting;

(ii)           to or from a place outside Australia, on the seventh Business Day after the date of posting; or

(c)           if transmitted by facsimile at or before 4.30 pm on a Business Day, at the time recorded on the transmission report indicating successful transmission of the entire notice, otherwise at 9.30 am on the next Business Day.

28.3        Address of Parties

Unless varied by notice in accordance with this clause 28, the Parties’ addresses and other details are:

Party:	Elixir Group Limited
Attention:	General Counsel and Managing Director
Address:	19/F., Zhu Kuan Building, Avenida Xian Xing Hai, Macau
Facsimile:	+852 3162 3579 and to +853 755 165

Party:	Stargames Limited
Attention:	General Counsel and Managing Director
Address:	1 Sheridan Close, Milperra, New South Wales, Australia
Facsimile:	+61 2 9773 0828

Party:	Shuffle Master Inc
Attention:	General Counsel
Address:	1106 Palms Airport Drive, Las Vegas, Nevada, United States of America
Facsimile:	702-270-5326

29           General

29.1        Entire agreement

This Agreement constitutes the entire agreement between the Parties in relation to its subject matter. All prior discussions, undertakings, agreements, representations, warranties and indemnities in relation to that subject matter are replaced by this Agreement and have no further effect.

No Party shall make any amendment or modification to the terms of this Agreement unless the same is in writing and signed by the other Parties.

29.2        Paramountcy of document

If this Agreement conflicts with any other document, agreement or arrangement, this Agreement prevails to the extent of the inconsistency.

29.3        No merger

The provisions of this Agreement will not merge on completion of any transaction contemplated in this Agreement and, to the extent any provision has not been fulfilled, will remain in force.

29.4        Amendment

This Agreement may not be amended or varied unless the amendment or variation is in writing signed by all Parties.

29.5        Assignment

No Party may assign, transfer or otherwise deal with this Agreement or any right or obligation under this Agreement without the prior written consent of every other Party, which must not be unreasonably withheld.

29.6        Severability

Part or all of any provision of this Agreement that is illegal or unenforceable will be severed from this Agreement and will not affect the continued operation of the remaining provisions of this Agreement.

29.7        Waiver

Waiver of any power or right under this Agreement:

(a)           must be in writing signed by the Party entitled to the benefit of that power or right; and

(b)           is effective only to the extent set out in that written waiver.

29.8        Rights, remedies additional

Any rights and remedies that a person may have under this Agreement are in addition to and do not replace or limit any other rights or remedies that the person may have.

29.9        Further assurances

Each Party must do or cause to be done all things necessary or reasonably desirable to give full effect to this Agreement and the transactions contemplated by it (including, but not limited to, the execution of documents).

29.10      Costs

Each Party must bear its own legal, accounting and other costs for the preparation and execution of this Agreement.

29.11      Counterparts

This Agreement may be executed in any number of counterparts and all counterparts taken together will constitute one document.

29.12      Force Majeure

(a)           No Party will be liable for any failure or delay in performance of its obligation under this Agreement other than to make payment of the amounts due as a result of any contingency beyond its reasonable control (“Force Majeure”) including but not limited to acts of God, fires, floods, wars, sabotage, lockouts, labour disputes or any other labour difficulties, any legislations, government rules or regulations, inability to obtain (other than due to the financial circumstances of the Party seeking to obtain the same) supplies, energy, raw materials, product, equipment or transportation and any other similar or different contingency. The Party suffering the inability to perform will notify each other Party of the existence of such delay within [***] of the first day of such delay that comes to its knowledge and in such event the time for performance hereunder (except to make payment of amounts due) will be extended for a period equalling the total period of such delay.

(b)           Should the performance by any Party (“the Affected Party”) of its obligations or any part thereof under this Agreement (other than to make payment of the amount due) be wholly prevented or materially and adversely affected by Force Majeure for a period of not less than [***], the other Party shall be entitled at the expiry of such period of [***] to give to the Affected Party immediate notice in writing terminating this Agreement.

(c)           If the termination of this Agreement by reason of Force Majeure occurs at any time during the [***], then the Representative shall only be liable for the proportion of the [***] for that contract year or the proportion of the payment in respect of the [***] for that contract year that the number of days elapsed in that contract year prior to the date of the first occurrence of the relevant Force Majeure bears to the three hundred and sixty five days of that contract year.

29.13      Waiver

Any failure by any Party to enforce at any time or for any period of time any of the provisions under this Agreement will not be construed as a waiver of such provisions or of the right of such Party thereafter to enforce each and every provision under this Agreement.

29.14      Governing law and jurisdiction

This Agreement will be governed by and construed in accordance with the laws in force in the State of Victoria, Australia and each Party submits to the exclusive jurisdiction of the courts of that State.

29.15      Circumvention

Neither Party shall use, form or dissolve any affiliated entity or related body corporate which, in any manner, directly or indirectly, circumvents, avoids or reduces the rights or

***Confidential Treatment Requested

obligations of a Party hereunder, or the intent of this Agreement, nor shall either Party transfer or assign any assets or liabilities with the intent, purpose or effect of doing or causing any of same.

SCHEDULE 1 - COUNTRIES IN THE ASIAN REGION IN WHICH THE SALE OF GAMING MACHINES IS LAWFUL AND ARE WITHIN THE EXCLUSIVE TERRITORY, AS OF THE COMMENCEMENT DATE

Cambodia

Korea (but only with respect to Relevant Table Gaming Machines)

Laos

Malaysia

Mongolia

Myanmar

Nepal

Philippines

Vietnam

Taiwan

Any cruise ship based in any of the foregoing countries

SCHEDULE 2 - EXISTING ELIXIR AGREEMENTS

Company Name	Agreement type

[***]	Agreement (Exclusive Distributorship)

[***]	Distributor Agreement

[***]	Sales Agent Agreement

[***]	Distributor Agreement

[***]	Sales Representative Agreement

[***]	Agreement (Grant of Sub-Distributorship)

[***]	Distributor Agreement

[***]	Representative Agreement

[***]	The Sale and Purchase of the [***] Product & NDA

[***]	Partnership Agreement

***Confidential Treatment Requested

SCHEDULE 3 – [***]

Relevant Gaming Machines	Table Gaming Product

Cambodia	Malaysia

Laos	Philippines

Mongolia	Cambodia

Singapore	Laos

Vietnam	Mongolia

Malaysia	Singapore

Vietnam

And Cruise Ships based in these Territories.	And Cruise Ships based in these Territories.

***Confidential Treatment Requested

SCHEDULE 4 - EXISTING AND PROPOSED STARGAMES AND SHUFFLE MASTER AGREEMENTS

Relevant Table Gaming Product

[***]

[***]

[***]

***Confidential Treatment Requested

SCHEDULE 5 - RELEVANT TABLE GAMING PRODUCT DISTRIBUTION PRICES AS OF THE DATE OF THIS AGREEMENT

	Distributor Price (Retail – [***])	Suggested Retail Price
	USD	USD

CARD one2six	[***]	[***]
SM King (refurbished)	[***]	[***]
SM ACE	[***]	[***]
SM MD 1.1	[***]	[***]
SM MD2	[***]	[***]
SM MD2/card recognition	[***]	[***]
SM MD2 workstation	[***]	[***]
SM Deck Mate	[***]	[***]
CARD Easy Chipper	[***]	[***]

Table Games	Monthly Licence Fees	Monthly Licence Fees
Four Card Poker	[***]	[***]
Casino War	[***]	[***]
Crazy 4 Poker	[***]	[***]
Royal Match 21	[***]	[***]
Fortune Pai Gow Poker	[***]	[***]
Dragon Bonus	[***]	[***]
Let It Ride	[***]	[***]
Let It Ride Bonus	[***]	[***]
Three Card Poker	[***]	[***]

Table Master (incl. BJ only)	[***]	[***]

Table Master Upgrade TCP	[***]	[***]
Table Master Upgrade LIRM	[***]	[***]

Bacc-Shoe (ISB)	[***]	[***]
Intelligent Shoe (IST)	[***]	[***]

***Confidential Treatment Requested

EXECUTED as an AGREEMENT

SIGNED on behalf of ELIXIR GROUP LIMITED by its duly authorised representative in the presence of	) ) )

/s/ Gordon Yuen
Signature of witness		Signature of representative

Gordon Yuen, CEO
Name of witness (print)		Name of representative (print)

SIGNED on behalf of MELCO INTERNATIONAL DEVELOPMENT LIMITED by its duly authorised representative in the presence of	) ) ) )

/s/ Lawrence Ho
Signature of witness		Signature of representative

Lawrence Ho, Chairman & CEO
Name of witness (print)		Name of representative (print)

SIGNED on behalf of STARGAMES CORPORATION by its duly authorised representative in the presence of	) ) ) )

/s/ John Rouse
Signature of witness		Signature of representative

John Rouse, President & Managing Director
Name of witness (print)		Name of representative (print)

SIGNED on behalf of SHUFFLE MASTER INC. by its duly authorised representative in the presence of	) ) )

/s/ Mark Yoseloff
Signature of witness		Signature of representative

Mark Yoseloff, Chairman & CEO
Name of witness (print)		Name of representative (print)